SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

GRAY TELEVISION, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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GRAY
TELEVISION, INC.
4370 Peachtree Road, N.E.
Atlanta, Georgia 30319

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 26, 2004

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Gray Television, Inc. (“Gray”) will be held at 9:30 a.m., local time, on Wednesday, May 26, 2004, at The Peachtree Insurance Center, The Executive Board Room, 5th Floor, 4370 Peachtree Road, N.E., Atlanta, Georgia 30319, for the purpose of considering and acting upon:

•	Proposal One: The election of ten members of Gray’s board of directors;

•	Proposal Two: A proposal to approve an amendment to the Gray Television, Inc. 2002 Long Term Incentive Plan to increase the number of shares reserved for issuance thereunder by 2,000,000 shares;

•	Proposal Three: A proposal to amend Gray’s Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 authorized shares to 100,000,000 authorized shares; and

•	Such other business and matters or proposals as may properly come before the meeting.

     Only holders of record of Gray common stock, no par value per share (the “Common Stock”), and Gray Class A common stock, no par value per share (the “Class A Common Stock”), at the close of business on March 30, 2004 are entitled to notice of, and to vote at, the annual meeting.

     Your vote is very important. We encourage you to vote as soon as possible by one of three convenient methods: by calling the toll-free number listed on the proxy card, by accessing the Internet site listed on the proxy card or by signing, dating and returning the proxy card in the enclosed postage-paid envelope.

By Order of the Board of Directors,
J. Mack Robinson
Chairman and Chief Executive Officer

Atlanta, Georgia
April 20, 2004

VOTING REQUIREMENTS
PROPOSAL ONE: ELECTION OF DIRECTORS
COMMON STOCK
CLASS A COMMON STOCK
PROPOSAL TWO: APPROVAL OF THE AMENDMENT TO THE GRAY TELEVISION, INC. 2002 LONG TERM INCENTIVE PLAN
PROPOSAL THREE: AMENDMENT TO GRAY'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK FROM 50,000,000 AUTHORIZED SHARES TO 100,000,000 AUTHORIZED SHARES
OTHER MATTERS
SHAREHOLDER PROPOSALS FOR INCLUSION IN NEXT YEAR'S PROXY STATEMENT
OTHER SHAREHOLDER PROPOSALS FOR PRESENTATION AT NEXT YEAR'S ANNUAL MEETING
AVAILABILITY OF FORM 10-K
HOUSEHOLDING
APPENDIX A
APPENDIX B

GRAY TELEVISION, INC.
4370 Peachtree Road, N.E.
Atlanta, Georgia 30319

PROXY STATEMENT
For Annual Meeting of Shareholders
to be Held on May 26, 2004

     This proxy statement is being furnished by the board of directors of Gray Television, Inc., a Georgia corporation (which we refer to as “Gray,” “we,” or “us”), to the holders of Gray common stock, no par value per share (the “Common Stock”), and Gray Class A common stock, no par value per share (the “Class A Common Stock”), in connection with the solicitation of proxies by Gray’s board of directors for use at the 2004 Annual Meeting of Shareholders (the “2004 Annual Meeting”) to be held at The Peachtree Insurance Center, The Executive Board Room, 5th Floor, 4370 Peachtree Road, N.E., Atlanta, Georgia 30319, on Wednesday, May 26, 2004, at 9:30 a.m., local time, and at any adjournments or postponements thereof.

     A proxy delivered pursuant to this solicitation is revocable at the option of the person giving the same at any time before it is exercised. A proxy may be revoked, prior to its exercise, by signing and delivering a later dated proxy card, by submitting a later dated proxy by Internet or by telephone, by delivering written notice of the revocation of the proxy to Gray’s Secretary prior to the 2004 Annual Meeting, or by attending and voting at the 2004 Annual Meeting. Attendance at the 2004 Annual Meeting, in and of itself, will not constitute a revocation of a proxy. Unless previously revoked, the shares represented by the enclosed proxy will be voted in accordance with the shareholder’s directions if the proxy is duly submitted prior to the 2004 Annual Meeting.

     If no directions are specified on a duly submitted proxy, the shares will be voted FOR the election of the director nominees recommended by the board of directors, FOR the amendment to the Gray Television, Inc. 2002 Long Term Incentive Plan (the “2002 Incentive Plan”) to increase the number of shares of Common Stock reserved for issuance thereunder by 2,000,000 shares, FOR the increase in the number of authorized shares of Common Stock from 50,000,000 to 100,000,000 shares, and in accordance with the discretion of the named proxies on other matters properly brought before the 2004 Annual Meeting.

     The expense of preparing, printing and mailing this proxy statement and soliciting the proxies sought hereby will be borne by Gray. In addition to the use of the mail, proxies may be solicited by officers, directors and regular employees of Gray, who will not receive additional compensation therefore, in person or by telephone, telegraph or facsimile transmission. Gray also will request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of the Common Stock and the Class A Common Stock as of the record date for the 2004 Annual Meeting and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly signing and returning the enclosed proxy card will help to avoid additional expense.

     At March 30, 2004, 44,178,936 shares of the Common Stock were outstanding and 5,830,820 shares of the Class A Common Stock were outstanding. Only shareholders of record at the close of business on March 30, 2004 are entitled to notice of, and to vote at, the 2004 Annual Meeting. This proxy statement and the enclosed proxy card are first being mailed to shareholders on or about April 23, 2004.

VOTING REQUIREMENTS

Record Date and Voting Rights

     Gray’s board of directors has fixed the close of business on March 30, 2004 as the record date for determining holders of the Common Stock and the Class A Common Stock entitled to notice of, and to vote at, the 2004 Annual Meeting. Only holders of record of the Common Stock and/or the Class A Common Stock on that date will be entitled to notice of, and to vote at, the 2004 Annual Meeting. Shareholders of record may vote by either:

•	attending the 2004 Annual Meeting;

•	the Internet at http://www.eproxy.com/gtn;

•	the telephone at 1-800-435-6710 as directed on the enclosed proxy card; or

•	completing and mailing the enclosed proxy card.

Instructions for voting are included on the enclosed proxy card.

     As of the record date, March 30, 2004, 44,178,936 shares of the Common Stock and 5,830,820 shares of the Class A Common Stock were outstanding. Each share of the Common Stock is entitled to one vote and each share of the Class A Common Stock is entitled to ten votes. The total number of possible votes is 102,487,136. A number of votes equal to or greater than a majority of possible votes, or 51,243,569 votes (including abstentions and broker non-votes), will constitute a quorum. No business may be transacted at the 2004 Annual Meeting without a quorum. Abstentions and broker non-votes (where a broker submits a proxy but does not have discretionary authority to vote a customer’s shares on such proposal when specific instructions are not received) will be counted as present for purposes of determining a quorum.

Required Votes

     With respect to Proposal One, the election of directors, a majority of the votes is not required; instead, the nominees will be elected by a plurality of the votes cast, which means that the nominees receiving the most votes will be elected. Votes withheld from any nominee, if a quorum is present, will have no effect on the outcome of voting for directors. Abstentions and broker non-votes will not be counted and will have no effect on the outcome of the election of directors.

     With respect to Proposal Two, the proposal to increase the number of shares of Common Stock reserved for issuance under the 2002 Incentive Plan, the approval of a majority of the votes cast by the holders of shares of the Common Stock and the Class A Common Stock, voting together as a single class, is required; provided, however, that the total votes cast on Proposal Two must represent over 50% of the total number of votes entitled to be cast by the holders of all of the outstanding shares of the Common Stock and the Class A Common Stock, voting together as a single class. Abstentions and broker non-votes will be excluded from the tabulation of votes cast on these proposals and, therefore, will not affect the outcome of the vote on these proposals (unless the number of abstentions and broker non-votes causes the total number of votes cast on the matter to be less than 50% of the total number of votes entitled to be cast by the holders of all outstanding shares of Common Stock and Class A Common Stock, together as a single class).

     With respect to Proposal Three, the proposal to amend our articles of incorporation to increase the number of shares of Common Stock authorized for issuance, the approval of both (1) a majority of the votes represented by all of the outstanding shares of Common Stock and Class A Common Stock, voting together as a single class, and (2) a majority of the votes represented by all of the outstanding shares of Common Stock, voting as a separate class, is required to approve the proposal. An abstention or broker non-vote will have the effect of a vote against the proposal.

     The holders of the Common Stock and the Class A Common Stock are not entitled to appraisal rights under Georgia law with respect to any of the proposals set forth in this proxy statement.

PROPOSAL ONE: ELECTION OF DIRECTORS

Nominees

     At the 2004 Annual Meeting, ten directors are to be elected to hold office (subject to Gray’s bylaws) until Gray’s next annual meeting of shareholders and until their successors have been elected and qualified. In case any nominee listed in the table below should be unavailable for any reason, which Gray’s management has no reason to anticipate, your proxy will be voted for any substitute nominee or nominees who may be selected by management prior to or at the 2004 Annual Meeting, or, if no substitute is selected by management prior to or at the 2004 Annual Meeting, a motion to reduce the membership of the board to the number of nominees available will be presented.

     Our board of directors unanimously recommends that you vote “FOR” the election of those directors specified in this proxy statement.

     Set forth below is information concerning each of the nominees.

	Director
Name	Since	Age	Position
William E. Mayher, III	1990	65	Chairman of the Board of Directors
J. Mack Robinson	1993	80	Director, Chairman and Chief Executive Officer
Robert S. Prather, Jr.	1993	59	Director, President and Chief Operating Officer
Hilton H. Howell, Jr.	1993	42	Director, Vice Chairman
Richard L. Boger	1991	57	Director
Ray M. Deaver	2002	63	Director
T. L. Elder	2003	65	Director
Howell W. Newton	1991	57	Director
Hugh E. Norton	1987	71	Director
Harriett J. Robinson	1997	73	Director

     J. Mack Robinson has been Gray’s Chairman and Chief Executive Officer since September 2002. Prior to that, he was Gray’s President and Chief Executive Officer from 1996 through September 2002. He is the Chairman of the Executive Committee of Gray’s board of directors. Mr. Robinson has served as Chairman of the Board of Bull Run Corporation, since 1994, Chairman of the Board and President of Delta Life Insurance Company and Delta Fire and Casualty Insurance Company since 1958, President of Atlantic American Corporation, an insurance holding company, from 1988 until 1995 and Chairman of the Board of Atlantic American Corporation since 1974. Mr. Robinson also serves as a director of the following companies: Bankers Fidelity Life Insurance Company, American Independent Life Insurance Company, Georgia Casualty & Surety Company, American Southern Insurance Company and American Safety Insurance Company. He is a director emeritus of Wachovia Corporation. Mr. Robinson is the husband of Mrs. Harriett J. Robinson and the father-in-law of Mr. Hilton H. Howell, Jr., both members of Gray’s board of directors.

     Robert S. Prather, Jr. has served as Gray’s President and Chief Operating Officer since September 2002. Prior to that, he served as Gray’s Executive Vice President-Acquisitions from 1996 through September 2002. He is a member of the Executive Committee of Gray’s board of directors. He has served as President and Chief Executive Officer and a director of Bull Run Corporation, since 1992. He serves as an advisory director of Swiss Army Brands, Inc. and serves on the Board of Trustees of the Georgia World Congress Center Authority.

     Hilton H. Howell, Jr. has been Gray’s Vice Chairman since September 2002. Prior to that, he was Gray’s Executive Vice President since September 2000. He is a member of Gray’s Executive Committee. He has served as President and Chief Executive Officer of Atlantic American Corporation, an insurance holding company, since 1995 and Executive Vice President from 1992 to 1995. He has been Executive Vice President and General Counsel of Delta Life Insurance Company and Delta Fire and Casualty Insurance Company since 1991, and Vice Chairman of Bankers Fidelity Life Insurance Company and Georgia Casualty & Surety Company since 1992. He has been a director, Vice President and Secretary of Bull Run Corporation, since 1994. Mr. Howell also serves as a director of the following companies: Atlantic American Corporation, Bankers Fidelity Life Insurance Company, Delta Life Insurance Company, Delta Fire and Casualty Insurance Company, Georgia Casualty & Surety Company, American Southern Insurance Company, American Safety Insurance Company, Association Casualty Insurance Company and Association Risk Management General Agency. He is the son-in-law of Mr. J. Mack Robinson and Mrs. Harriett J. Robinson, both members of Gray’s board of directors.

     William E. Mayher, III is a member of the 2002 Long Term Incentive Plan Committee, the Executive Committee, the Management Personnel Committee and the Audit Committee of Gray’s board of directors and has served as Chairman of Gray’s board of directors since August 1993. Dr. Mayher was a neurosurgeon in Albany, Georgia from 1970 to 1998. Dr. Mayher is Chairman of the Medical College of Georgia Foundation and a past member of the American Association of Neurological Surgeons. He also serves as a director of Palmyra Medical Centers.

     Richard L. Boger is a member of the Audit Committee of Gray’s board of directors. Mr. Boger has been President and Chief Executive Officer of Lex-Tek International, Inc., an insurance software company, since February 2002 and was previously President and Chief Executive Officer of Export Insurance Services, Inc., an insurance brokerage and agency. Mr. Boger has also been a director of CornerCap Group of Funds, a “Series” investment company since prior to 1992.

     Ray M. Deaver is Chairman of the Management Personnel Committee of Gray’s board of directors and a member of the 2002 Long Term Incentive Plan Committee. Prior to his appointment to Gray’s board of directors, Mr. Deaver served as Gray’s Regional Vice President-Texas from October 1999 until his retirement on December 31, 2001. He was the President and General Manager of KWTX Broadcasting Company and President of Brazos Broadcasting Company from November 1997 until their acquisition by Gray in October 1999. Prior to 1995, he was Vice President of KWTX Broadcasting Company and Brazos Broadcasting Company.

     T.L. (Gene) Elder is a member of Gray’s Audit Committee. Prior to his retirement in May 2003, Mr. Elder was a partner of Tatum CFO Partners, LLP, a national firm of career chief financial officers.

     Howell W. Newton is Chairman of the Audit Committee of Gray’s board of directors. Mr. Newton has been President and Treasurer of Trio Manufacturing Co., a textile manufacturing company, since 1978.

     Hugh E. Norton is Chairman of the 2002 Long Term Incentive Plan Committee and is a member of the Management Personnel Committee of Gray’s board of directors. Mr. Norton is the President of Norco, Inc., an insurance agency. Mr. Norton also is a real estate developer in Destin, Florida.

     Harriett J. Robinson has been a director of Atlantic American Corporation since 1989. Mrs. Robinson has also been a director of Delta Life Insurance Company and Delta Fire and Casualty Insurance Company since 1967. Mrs. Robinson is the wife of Mr. J. Mack Robinson and the mother-in-law of Mr. Hilton H. Howell, Jr., both members of Gray’s board of directors.

Corporate Governance

     The New York Stock Exchange (the “NYSE”) has recently adopted new corporate governance requirements, which will become effective immediately after our annual meeting. Gray is in compliance with the newly adopted NYSE corporate governance rules, which were adopted in connection with the Sarbanes-Oxley Act of 2002. The Company has adopted a Code of Ethics that applies to all of its directors, executive officers and employees. If any waiver of this Code is granted, the waiver will be disclosed in a Securities and Exchange Commission (the “SEC”) filing on Form 8-K. Our Code of Ethics and the written charters of our Audit, Management Personnel and Nominating Committees are available on our website.

     Our Board of Directors has determined that all of its directors, except for Mr. Robinson, due to his status as an executive officer, Mr. Prather, due to his status as an executive officer, Mr. Howell, due to his status as an executive officer, and Mrs. Robinson, due to her family relationships with Mr. Robinson and Mr. Howell, are independent within the meaning of Section 303A.02(b) of the NYSE listing standards. Consequently, our Board of Directors has determined that six of Gray’s ten directors are independent within the meaning of the listing standards of the NYSE.

     Gray encourages shareholder communication with its Board of Directors. Any shareholder who wishes to communicate with the Board of Directors or with any particular director, including any independent director, may send a letter to Gray’s Secretary at Gray Television, Inc., Robert A. Beizer, Secretary, 1750 K Street, NW, Suite 1200, Washington, DC, 20006. Any communication should indicate that you are a Gray shareholder and clearly specify that such communication is intended to be made to the entire Board of Directors or to one or more particular directors.

     The Board of Directors has adopted a policy that all directors on the Board of Directors are expected to attend annual meetings of the shareholders. All members of Gray’s Board of Directors at the time of the 2003 Annual Meeting of Shareholders attended the 2003 Annual Meeting of Shareholders.

Board Committees and Membership

     Gray’s board of directors has an Executive Committee. The Executive Committee has and may exercise all of the lawful authority of the full board of directors in the management and direction of the affairs of Gray, except as otherwise provided by law or as otherwise directed by Gray’s board of directors. All actions by the Executive Committee are subject to revision and alteration by Gray’s board of directors, provided that no rights of third parties shall be affected by any such revision or alteration. The Executive Committee held no meetings during 2003. The members of the Executive Committee are Messrs. Howell, Mayher, Prather and Robinson.

     Gray’s board of directors has an Audit Committee, the purpose of which is to review and evaluate the results and scope of the audit and other services provided by Gray’s independent accountants, as well as Gray’s accounting principles and system of internal accounting controls, and to review and approve any transactions between Gray and its directors, officers or significant shareholders. The Audit Committee held eight meetings during 2003. The members of the Audit Committee are Messrs. Boger, Elder, Mayher and Newton. The Audit Committee has adopted a written charter to govern its operations, a copy of which is attached to this proxy statement as Appendix A. The Board of Directors has determined that T.L. (Gene) Elder is an “audit committee financial expert” as that term is defined under recently adopted regulations of the SEC. The board of directors has determined that all members of the Audit Committee are independent in accordance with NYSE and SEC rules governing audit committee member independence. The report of the Audit Committee is set forth under the heading “Report of Audit Committee.”

     Gray’s board of directors has a Management Personnel Committee, the purpose of which is to make recommendations with respect to executive salaries, bonuses and compensation. The Management Personnel Committee held three meetings in 2003, and its members are Messrs. Deaver, Mayher, and Norton. The Management Personnel Committee is governed by a written charter, a copy of which is available on Gray’s corporate website. The board of directors has determined that all members of the Management Personnel Committee are independent in accordance with NYSE rules governing independence. The report of the Management Personnel Committee is set forth under the heading “Report of Management Personnel Committee.”

     In addition to acting as Gray’s compensation committee, the Management Personnel Committee also acts as Gray’s Nominating and Corporate Governance Committee. The committee has adopted a written charter to govern its activities as the Nominating and Corporate Governance Committee, a copy of which is available on Gray’s corporate website. In this function, the committee assists the Board of Directors in fulfilling its responsibilities to shareholders by identifying and screening individuals qualified to become directors of Gray, recommending candidates to the Board of Directors for all directorships, developing and recommending to the Board of Directors a set of corporate governance principles and guidelines applicable to Gray, and overseeing the evaluation of the Board of Directors and management. In recommending candidates to the Board of Directors for nomination as directors, the Management Personnel Committee considers such factors as it deems appropriate, consistent with its charter, including but not limited to judgment, skills, diversity, integrity and experience. The committee does not assign a particular weight to these individual factors. Rather, the committee looks for a unit of factors that, when considered along with the experience and credentials of the other candidates and existing directors, will provide shareholders with a diverse and experienced Board of Directors. Historically, Gray has not used a recruiting firm to assist with this process.

     The Management Personnel Committee will consider recommendations for director nominees submitted by shareholders. The Management Personnel Committee’s evaluation of candidates recommended by Gray shareholders does not differ materially from its evaluation of candidates recommended from other sources. Shareholders wishing to recommend director candidates for consideration by the Management Personnel Committee may do so by writing to the Secretary of Gray, giving the candidate’s name, biographical data and qualifications. The foregoing information should be forwarded to the Nominating Committee, c/o Robert A. Beizer, Secretary, 1750 K Street, NW, Suite 1200, Washington, DC 20006.

     Gray’s board of directors has a 2002 Long Term Incentive Plan Committee which is a sub-committee of the Management Personnel Committee, the purpose of which is to make recommendations concerning grants of stock options, awards and grants under the 2002 Incentive Plan and the Gray Television, Inc. Directors’ Restricted Stock Plan (the “Directors’ Restricted Stock Plan”). The 2002 Long Term Incentive Plan Committee held one meeting in 2003, and its members are Messrs. Deaver, Mayher and Norton.

     Gray’s board of directors held five meetings during 2003. During 2003, each of the directors attended at least 75% of the aggregate number of meetings of the board and meetings of all committees of the board on which such directors served.

Beneficial Share Ownership

     The following table sets forth certain information regarding the ownership of the Class A Common Stock and the Common Stock as of March 22, 2004 by (i) any person who is known to us to be the beneficial owner of more than five percent of the Class A Common Stock or the Common Stock, (ii) all directors, (iii) all executive officers named in the Summary Compensation Table herein and (iv) all directors and executive officers as a group. Warrants and options to acquire the Class A Common Stock or the Common Stock included in the amounts listed below are currently exercisable or will be exercisable within 60 days after March 22, 2004.

					Combined
	Class A				Voting Class A
	Common Stock		Common Stock		Percent of
	Beneficially Owned		Beneficially Owned		Common
	(GTN.A)		(GTN)		and Class A
					Common
Name	Shares	Percent	Shares	Percent	Stock
Robert A. Beizer (1)	-0-	*	52,000	*	*
Richard L. Boger	3,736	*	13,931	*	*
Ray M. Deaver	-0-	*	398,696	*	*
T. L. Elder	-0-	*	5,000	*	*
Hilton H. Howell, Jr. (2) (3)	676,680	11.5%	459,947	1.0%	7.0%
William E. Mayher, III	13,500	*	23,750	*	*
Howell W. Newton	2,625	*	7,500	*	*
Hugh E. Norton	13,500	*	23,750	*	*
Robert S. Prather, Jr. (4)	234,882	4.0%	322,200	*	2.6%
Harriett J. Robinson (3) (5) (6)	3,005,900	48.4%	626,200	1.4%	28.8%
J. Mack Robinson (3) (6) (7)	3,005,900	48.4%	626,200	1.4%	28.8%
James C. Ryan (1)	-0-	*	56,859	*	*
Thomas J. Stultz (1)	2,250	*	11,160	*	*
Baron Capital Group, Inc. (8)	-0-	*	3,183,107	7.2%	3.1%
Mario J. Gabelli (9)	360,000	6.2%	4,603,136	10.4%	8.0%
Lincoln National Corp. (10)	-0-	*	2,453,909	5.6%	2.4%
George H. Nader (11)	359,998	6.2%	-0-	*	3.5%
All directors and executive officers as a group	3,369,968	54.1%	1,816,243	4.1%	33.2%

*	Less than 1%.

(1)	Includes options to purchase the Common Stock, as follows: Mr. Beizer – 50,500 shares of the Common Stock, Mr. Ryan – 50,000 shares of Common Stock and Mr. Stultz – 10,000 shares of the Common Stock.

(2)	Includes 59,075 shares of the Class A Common Stock owned by Mr. Howell’s wife directly and as trustee for her children, as to which shares he disclaims beneficial ownership. Also includes options to purchase 86,700 shares of Common Stock.

(3)	Includes as to Messrs. Robinson and Howell and Mrs. Robinson, an aggregate of 545,605 shares of the Class A Common Stock and 184,750 shares of the Common Stock owned by certain companies of which Mr. Howell is an officer and a director, Mr. Robinson is an officer, director and a principal or sole shareholder and Mrs. Robinson is a director. Also includes warrants to purchase 37,500 shares of the Class A Common Stock owned by one of these companies.

(4)	Includes 225 shares of the Class A Common Stock and 200 shares of the Common Stock owned by Mr. Prather’s wife, as to which shares he disclaims beneficial ownership. Includes options to purchase 9,337 shares of the Class A Common Stock and options to purchase 217,000 shares of the Common Stock.

(5)	Includes: (1) an aggregate of 403,775 shares of the Class A Common Stock and 112,950 shares of the Common Stock, options to purchase 10,000 shares of the Class A Common Stock, options to purchase 217,000 shares of the Common Stock and warrants to purchase 75,000 shares of the Class A Common Stock owned by Mrs. Robinson’s husband; (2) warrants to purchase 112,500 shares of the Class A Common Stock; and (3) 1,052,380 shares of the Class A Common Stock, 43,750 shares of the Common Stock and warrants to purchase 150,000 shares of the Class A Common Stock owned by Mrs. Robinson, as trustee for her daughters. Mrs. Robinson disclaims beneficial ownership of all such securities. Mrs. Robinson’s address is 4370 Peachtree Road NE, Atlanta, Georgia 30319.

(6)	Includes as to Mr. Robinson and Mrs. Robinson, an aggregate of 50,200 shares of the Class A Common Stock owned by Gulf Capital Services, Ltd.

(7)	Includes: (1) options to purchase 10,000 shares of the Class A Common Stock and options to purchase 217,000 shares of the Common Stock; (2) warrants to purchase 75,000 shares of the Class A Common Stock held by Mr. Robinson; and (3) 1,621,320 shares of the Class A Common Stock and 123,250 shares of the Common Stock owned by Mr. Robinson’s wife directly and as trustee for their daughters, warrants to purchase 262,500 shares of the Class A Common Stock held by Mr. Robinson’s wife directly and as trustee for their daughters. Mr. Robinson disclaims beneficial ownership of all such securities. Mr. Robinson’s address is 4370 Peachtree Road NE, Atlanta, Georgia 30319.

(8)	This information was furnished to Gray on a Schedule 13G/A filed by Baron Capital Group, Inc. The Schedule 13G/A reports beneficial ownership of the Common Stock as follows: BAMCO, Inc. – 3,021,000 and Baron Capital Management – 162,107. The address of Baron Capital Group, Inc. is 767 Fifth Avenue, New York, New York.

(9)	This information was furnished to Gray on a Schedule 13D/A filed by Gabelli Funds, Inc. and also by Mario J. Gabelli and various entities which he directly or indirectly controls or for which he acts as chief investment officer. The Schedule 13D/A reports the beneficial ownership of the Class A Common Stock as follows: Gabelli Funds, LLC – 80,800 shares; GAMCO Investors, Inc. – 244,200 shares and MJG Associates, Inc. – 35,000. The Schedule 13D reports the beneficial ownership of the Common Stock as follows: Gabelli Funds, LLC – 1,641,315 shares; GAMCO Investors, Inc. – 2,830,351 shares, Gabelli Securities, Inc. – 39,770, Gabelli Advisers, Inc. – 34,500 shares and MJG Associates, Inc. – 57,200. The address of Mr. Gabelli and Gabelli Funds, Inc. is One Corporate Center, Rye, New York 10580.

(10)	This information was furnished to Gray on a Schedule 13G/A filed by Lincoln National Corp. The address of Lincoln National Corp. is One Commerce Square, 2005 Market Street, Philadelphia, Pennsylvania 19103.

(11)	Mr. Nader’s address is P.O. Box 271, 1011 Fifth Avenue, West Point, Georgia 31833.

Executive Compensation

     The following table sets forth a summary of the compensation of Gray’s Chief Executive Officer and the four other most highly compensated officers for the year ended December 31, 2003 (the “named executive officers”).

Summary Compensation Table

				Long Term
				Compensation Awards
					Securities
	Annual Compensation			Restricted	Underlying
Name and				Stock	Options	All Other
Principal Position	Year	Salary ($)	Bonus ($)	Awards	SARs (#)	Compensation ($)
J. Mack Robinson,	2003	350,000	250,000	48,750	40,000	36,205	(1)
Chairman, Chief	2002	200,000	-0-	-0-	177,000	28,755	(1)
Executive Officer	2001	200,000	-0-	-0-	-0-	28,455	(1)
and Director
Robert S. Prather, Jr.(6)	2003	450,000	275,000	1,420,750	41,000	35,300	(2)
President and	2002	220,000	275,000	-0-	177,000	23,045	(2)
Chief Operating	2001	-0-	-0-	-0-	-0-	18,000	(2)
Officer and Director
Thomas J. Stultz,	2003	265,000	150,000	-0-	-0-	8,116	(3)
Vice President,	2002	255,000	150,000	-0-	32,500	7,866	(3)
President-Publishing	2001	250,000	10,000	-0-	-0-	7,866	(3)
Division
James C. Ryan	2003	225,000	100,000	-0-	11,250	5,661	(4)
Senior Vice	2002	182,000	125,000	-0-	45,000	5,393	(4)
President & Chief	2001	177,000	-0-	-0-	-0-	5,393	(4)
Financial Officer
Robert A. Beizer,	2003	275,000	10,000	-0-	10,500	12,378	(5)
Vice President-Law	2002	250,000	-0-	-0-	-0-	8,166	(5)
& Development	2001	245,000	-0-	-0-	29,500	7,878	(5)

(1)	For 2003, includes term life insurance premiums of $6,205, matching contributions by Gray’s 401(k) plan of $4,500 and director’s fees of $25,500. For 2002, includes term life insurance premiums of $6,205, matching contributions by Gray’s 401(k) plan of $4,250 and director’s fees of $18,300. For 2001, includes term life insurance premiums of $6,205, matching contributions by Gray’s 401(k) plan of $4,250 and director’s fees of $18,000.

(2)	For 2003, includes term life insurance of $3,096, long-term disability insurance premium payments of $2,249, matching contributions by Gray’s 401(k) plan of $4,455 and director’s fees of $25,500. For 2002, includes term life insurance premiums of $3,096, long-term disability insurance premium payments of $2,249 and director’s fees of $17,700. For 2001, includes director’s fees of $18,000.

(3)	For 2003, includes matching contributions by Gray to its 401(k) plan of $4,500, term life insurance premiums of $1,794 and long-term disability insurance premium payments of $1,822. For 2002, includes matching contributions by Gray to its 401(k) plan of $4,250, term life insurance premiums of $1,794 and long-term disability insurance premium payments of $1,822. For 2001, includes matching contributions by Gray to its 401(k) plan of $4,250, term life insurance premiums of $1,794 and long-term disability insurance premium payments of $1,822.

(4)	For 2003, includes matching contributions by Gray to its 401(k) plan of $4,500, term life insurance premiums of $655 and long-term disability insurance premium payments or accruals of $506. For 2002, includes matching contributions by Gray to its 401(k) plan of $4,250, term life insurance premiums of $637 and long-term disability insurance premium payments or accruals of $506. For 2001, includes matching contributions by Gray to its 401(k) plan of $4,250, term life insurance premiums of $637 and long-term disability insurance premium payments or accruals of $506.

(5)	For 2003, includes matching contributions by Gray to its 401(k) plan of $4,500, term life insurance premiums of $5,148 and long-term disability insurance premium payments or accruals of $2,730. For 2002, includes matching contributions by Gray to its 401(k) plan of $288, term life insurance premiums of $5,148 and long-term disability insurance premium payments or accruals of $2,730. For 2001, term life insurance premiums of $5,148 and long-term disability insurance premium payments or accruals of $2,730.

(6)	Mr. Prather was appointed Gray’s Executive Vice President — Acquisitions in 1996, but received no salary for that position until January 2002. In September 2002, he was appointed President and Chief Operating Officer of Gray.

     Stock Options Granted in 2003

     Under the 2002 Incentive Plan, which was approved by Gray’s shareholders on September 16, 2002, all officers and key employees are eligible for grants of stock options and other stock-based awards. Options granted are exercisable over a three-year period beginning on the second anniversary of the grant date and also generally expire one month after termination of employment. At December 31, 2003, the total number of shares authorized for issuance for future awards under the 2002 Incentive Plan was 1,539,135 shares of the Common Stock, subject to adjustment in the event of any change in the outstanding shares of such stock by reason of a stock dividend, stock split, recapitalization, merger, consolidation or other similar changes generally affecting shareholders of Gray.

     Both the Gray Television, Inc. 1992 Long Term Incentive Plan (the “1992 Incentive Plan”), which was replaced by the 2002 Incentive Plan, and the 2002 Incentive Plan are administered by the 2002 Long Term Incentive Plan Committee, which consists of members of the Management Personnel Committee of the board of directors who are not eligible for selection as participants under the Plans. The Plans are intended to provide additional incentives and motivation for our employees. The 2002 Long Term Incentive Plan Committee is authorized in its sole discretion to determine the individuals to whom options will be granted, the type and amount of such options and awards and the terms thereof; and to prescribe, amend and rescind rules and regulations relating to the Plans, among other things. The following table contains information on stock options granted during the year ended December 31, 2003. Options that were granted during 2003 were under the 2002 Incentive Plan and were options to purchase the Common Stock. No stock appreciation rights were granted in 2003.

Option Grants In 2003

	Individual Grants				Potential Reliable
					Annual Rates of
	Number of	% Of Total			Stock Price
	Securities	Options			Appreciation for
	Underlying	Granted To	Exercise or		Option Term (1)
	Options	Employees in	Base Price	Expiration
Name	Granted	2002	($/Share)	Date	5% ($)	10% ($)
Mr. Robinson	40,000	22.7	12.50	11/20/2008	138,141	305,255
Mr. Prather	41,000	23.2	12.50	11/20/2008	141,594	312,886
Mr. Stultz	-0-	-0-	-0-	N/A	-0-	-0-
Mr. Ryan	11,250	6.4	12.50	11/20/2008	38,852	85,853
Mr. Beizer	10,500	5.9	9.47	2/11/2008	27,472	60,706

(1)	Amounts reported in these columns represent amounts that may be realized upon exercise of options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the SEC and do not reflect Gray’s estimate of future stock price growth. Actual gains, if any, on stock option exercises and the Common Stock holdings will be dependent on the timing of such exercise and the future performance of the Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected would be received by the option holder.

     Stock Options Exercised

     The following table sets forth information about stock options that were exercised during 2003 and the number of shares and the value of grants outstanding as of December 31, 2003 for each named executive officer.

Aggregated Option Exercises in 2002
and December 31, 2002 Option Values

				Number of Securities		Value of Unexercised
				Underlying Unexercised		In-The-Money
	Class of	Shares Acquired	Value	Options at 12/31/02		Options at 12/31/02 ($) (1)
	Common	On	Realized
Name	Stock	Exercise	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Mr. Robinson	Class A	-0-	-0-	10,000	-0-	-0-	-0-
	Common	-0-	-0-	217,000	150,000	878,630	458,700
Mr. Prather	Class A	-0-	-0-	9,337	-0-	-0-	-0-
	Common	-0-	-0-	150,000	218,000	618,000	719,330
Mr. Stultz	Common	25,000	76,625	-0-	32,500	-0-	93,825
Mr. Ryan	Common	-0-	-0-	50,000	31,250	222,125	112,875
Mr. Beizer	Common	-0-	-0-	61,000	10,500	206,826	59,325

(1)	Value is based on the closing price of the Class A Common Stock and the Common Stock of $15.17 and $15.12, respectively at December 31, 2003, less the exercise price.

     Retirement Plan

     Gray sponsors a defined benefit pension plan, intended to be tax qualified, for certain of its employees and the employees of all of its subsidiaries, which have been designated as participating companies under the plan. A participating employee who retires on or after attaining age 65 and who has completed five years of service upon retirement may be eligible to receive during his lifetime, in the form of monthly payments, an annual pension equal to (i) 22% of the employee’s average earnings for the highest five consecutive years during the employee’s final 10 years of employment multiplied by a factor, the numerator of which is the employee’s years of service credited under the plan before 1994 and the denominator of which is the greater of 25 or the years of service credited under the plan, plus (ii) 0.9% of the employee’s monthly average earnings for the highest five consecutive years in the employee’s final 10 years of employment added to 0.6% of monthly average earnings in excess of Social Security covered compensation, multiplied by the employee’s years of service credited under the plan after 1993, with a maximum of 25 years minus years of service credited under (i) above. For participants as of December 31, 1993, there is a minimum benefit equal to the projected benefit under (i) at that time. For purposes of illustration, annual estimated pension payments upon retirement of participating employees in specified salary classifications are shown in the following table:

Pension Plan Table

	Years of Service
Remuneration (1)	10	15	20	25	30	35
$ 15,000	$1,350	$2,010	$2,670	$3,330	$3,300	$3,300
25,000	2,250	3,350	4,450	5,550	5,500	5,500
50,000	4,862	7,062	9,262	11,462	11,000	11,000
75,000	8,612	11,912	15,212	18,512	16,500	16,500
100,000	12,362	16,762	21,162	25,562	22,000	22,000
150,000	19,862	26,462	33,062	39,662	33,000	33,000
200,000	27,362	36,162	44,962	53,762	44,000	44,000
250,000 and above	27,362	37,008	46,654	56,300	45,834	44,000

(1)	Five-year average annual compensation.

     Employees may become participants in the plan, provided that they have attained age 21 and have completed one year of service. Average earnings are based upon the pension compensation paid to a participating employee by a participating company. Pension compensation for a particular year as used for the calculation of retirement benefits includes salaries, overtime pay, commissions and incentive payments received during the year and the employee’s contribution to the Gray Television, Inc. Capital Accumulation Plan (the “Capital Accumulation Plan”), described below. Pension compensation for 2003 differs from compensation reported in the Summary Compensation Table in that pension compensation includes any annual incentive awards received in 2003 for services in 2002 rather than the incentive awards paid in 2004 for services in 2003. The maximum annual compensation considered for pension benefits under the plan in 2003 was $200,000.

     Benefits are computed on a straight life annuity basis and are not subject to any deduction for Social Security or other offset amounts.

     As of December 31, 2003, the named executive officers of Gray have the following years of credited service:

Name	Years of Credited Service
J. Mack Robinson	5
Robert S. Prather, Jr.	2
Thomas J. Stultz	8
James C. Ryan	5
Robert A. Beizer	8

     Capital Accumulation Plan

     Effective October 1, 1994, we adopted the Capital Accumulation Plan for the purpose of providing additional retirement benefits for substantially all employees. The Capital Accumulation Plan is intended to meet the requirements of Section 401(k) of the Internal Revenue Code of 1986, as amended.

     Contributions to the Capital Accumulation Plan are made by the employees of Gray. Gray matches a percentage of each employee’s contribution which does not exceed 6% of the employee’s gross pay. The percentage to be matched by Gray is determined by the board of directors before the beginning of each calendar year and is made with a contribution of the Common Stock. The percentage of the employee’s contribution (up to 6% of the employee’s gross pay) matched by Gray for the year ended December 31, 2003 was 50%. In addition, in January 2004 Gray made an additional contribution to each participant in the Capital Accumulation Plan equal to 1% of such participant’s annual salary for the year ended December 31, 2003. Gray’s matching contributions vest based upon an employee’s number of years of service, over a period not to exceed three years.

Compensation of Directors

     The standard arrangement for directors’ fees is set forth in the table below.

Description	Amount
Chairman of the board’s annual retainer fee	$30,000
Director’s annual retainer fee	25,000
Director’s fee per board meeting	1,800
Chairman of the Board fee per board meeting	2,000
Audit Committee chairman fee per committee meeting	2,500
Audit Committee member fee per committee meeting	2,000
Other Committee chairman fee per committee meeting	2,000
Other Committee member fee per committee meeting	1,800

     Directors are paid the above fee arrangement for participation by telephone in any meeting of the board of directors or any committee thereof.

     In addition, Gray adopted the Directors’ Restricted Stock Plan in 2003. Under the Director’s Restricted Stock Plan, each director has received a grant of 5,000 restricted shares of Common Stock. The restricted shares vest over five years in equal annual increments. Under the Director’s Restricted Stock Plan, a maximum of 10,000 restricted shares of Common Stock may be granted to each director in any calendar year.

Compensation Committee Interlocks and Insider Participation

     Ray M. Deaver, William E. Mayher, III, and Hugh Norton are the members of the Management Personnel Committee, which serves as the Compensation Committee of Gray. No member of the Management Personnel Committee was an employee or officer of Gray or any of its subsidiaries during 2003.

     Gray obtains certain liability, umbrella and workers’ compensation insurance coverages through Insurance Associates of Georgia, an insurance agency which is owned by a son-in-law of Hugh E. Norton, a director of Gray. During 2003, in connection with these coverages, Insurance Associates of Georgia retained commissions of $89,861 paid to it by the various insurance companies providing insurance to Gray and paid $149,784 of such commissions to Norco, Inc. an insurance agency of which Mr. Norton is President and which is owned by Mr. Norton’s wife and daughter. The board has reviewed these arrangements and has determined that, notwithstanding these payments, Mr. Norton is independent within the meaning of Section 303A.02(b) of the NYSE listing standards as further explained under the heading “Corporate Governance”.

Report of Management Personnel Committee

     The following Report of the Management Personnel Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by Gray under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent Gray specifically incorporates this Report by reference therein.

     The Management Personnel Committee of the board of directors administers our executive compensation program.

     The goals of our executive compensation program for 2003 were to attract, retain, motivate and reward qualified persons serving as executive officers. To achieve such goals we rely primarily on salaries, bonuses, options and other compensation for each of our executive officers. Under current policy, our Chief Executive Officer determines the recommended annual compensation level, including bonuses, for all other officers of Gray and its subsidiaries, and then submits these recommendations to the Management Personnel Committee for its review and approval. Such determinations of the Management Personnel Committee are reported to the full board of directors, which then has the opportunity to consider and amend such determinations concerning the compensation payable to executive officers. In 2003, the full board of directors approved the determinations of the Management Personnel Committee with respect to compensation without making any changes thereto. The Management Personnel Committee’s policy for determining an executive’s salary, bonus and stock option grants is based on the responsibility of such executive, his or her impact on the operations and profitability of Gray or the business unit for which such executive has operating responsibility and the knowledge and experience of such executive.

     In 2003, the Management Personnel Committee utilized the foregoing criteria to determine executive salaries, bonuses and option grants and such salaries, bonuses and option grants are consistent with the foregoing policy. An executive’s annual bonus is based on a percentage of his or her annual base salary. These considerations are subjective in nature and the Management Personnel Committee does not assign relative weights thereto. For 2003, bonuses ranged from approximately 4% to approximately 71% of an executive’s base salary. Whether or not a bonus is in fact earned by an executive is linked to the attainment, by Gray or the business unit for which such executive has operating responsibility, of predetermined operating profit targets based on budgeted operating revenues (which is an objective analysis) and the individual’s contribution to Gray or the business unit (which is a subjective analysis). The Management Personnel Committee approves the operating profit targets annually. When measuring an executive’s individual contribution and performance, the Management Personnel Committee examines the factors, as well as qualitative factors that necessarily involve a subjective judgment by the Management Personnel Committee. In making such subjective determination, the Management Personnel Committee does not base its determination on any single performance factor nor does it assign relative weights to factors, but considers a mix of factors, including evaluations of superiors, and evaluates an individual’s performance against such mix in absolute terms in relation to other executives at Gray. In deciding whether or not to grant an option to an individual and in determining the number of shares subject to an option so granted, the Management Personnel Committee takes into account subjective considerations, including the level of such executive’s position and the individual’s contribution to Gray. Although the Management Personnel Committee believes that its compensation structure is similar to that of other comparable communications companies, it did not specifically compare such structure with that of other companies in 2003.

     The annual compensation of Mr. Robinson, Gray’s Chairman and Chief Executive Officer, was set by the Management Personnel Committee at $350,000 in 2003. In addition, he received a bonus of $250,000. His compensation was set after reviewing Gray’s overall performance, success in meeting strategic objectives and the Chief Executive Officer’s personal leadership and accomplishments.

     Submitted by the Management Personnel Committee of the Board of Directors

     Ray M. Deaver, Chairman
     William E. Mayher, III
     Hugh E. Norton

Certain Relationships and Related Party Transactions

     J. Mack Robinson, Chairman and Chief Executive Officer and a director of Gray, is Chairman of the Board of Bull Run Corporation and the beneficial owner of outstanding shares of Bull Run Corporation common stock (including certain shares as to which such beneficial ownership is disclaimed by Mr. Robinson). Robert S. Prather, Jr., President and Chief Operating Officer and a director of Gray, is President, Chief Executive Officer and a director of Bull Run Corporation and the beneficial owner of outstanding shares of Bull Run Corporation common stock (including certain shares as to which such beneficial ownership is disclaimed by Mr. Prather). Hilton H. Howell, Jr., Vice Chairman and a director of Gray, is Vice President, Secretary and a director of Bull Run Corporation. Prior to the redemption transactions described below, Bull Run Corporation was the owner of shares of Common Stock and Class A Common Stock.

     In transactions completed on April 15 and April 16, 2003, Gray purchased warrants held by Bull Run Corporation, a related party and then shareholder of Gray, for an aggregate of 1,106,250 shares of Class A Common Stock and 100,000 shares of Common Stock. The total purchase price, including Gray’s expenses, was $5.3 million which was paid using cash on hand. The warrants were initially granted in association with the Sarkes Tarzian transaction and the issuance of Series A and Series B Preferred Stock. The warrants were cancelled effective April 16, 2003. The independent directors of Gray approved the transaction after receiving an opinion as to the fairness of the transaction from an independent and nationally recognized investment-banking firm.

     On August 19, 2003 Gray repurchased from Bull Run Corporation 1,017,647 shares of the Class A Common Stock and 11,750 shares of the Common Stock. Under the terms of the stock purchase agreement between the parties, Gray paid Bull Run $16.95 per share. An independent Special Committee of the Company’s Board of Directors approved this transaction after receiving an opinion as to the fairness of the transaction from an independent and nationally recognized investment-banking firm. Gray funded the $17.6 million aggregate purchase price by utilizing cash on hand.

     In a related transaction, certain family entities of Mr. J. Mack Robinson, Gray’s Chairman and CEO, collectively purchased one million shares of the Class A Common Stock from Bull Run for $16.95 per share. As a result of these two transactions, Bull Run no longer holds any shares of Gray’s stock.

     Through a rights-sharing agreement with Host Communications, Inc. (“Host”), a wholly owned subsidiary of Bull Run Corporation, Gray participates jointly with Host in the marketing, selling and broadcasting of certain collegiate sporting events and in related programming, production and other associated activities. The agreement commenced April 1, 2000 and terminates after five years. Gray shares with Host the profit or loss from these activities. Gray’s operating results for 2003, 2002 and 2001 include a net profit (loss) from these activities of $104,396, $(168,307) and $(178,991), respectively. As a result of the rights-sharing agreement, in certain circumstances, Gray may be called upon for payment of a share of certain upfront rights fees. At December 31, 2003, Gray had paid $1,502,499 under this provision.

     On April 22, 2002, Gray issued $40 million (4,000 shares) of a redeemable and convertible preferred stock to a group of private investors and designated it as Series C Preferred Stock. As part of the transaction, holders of Gray’s Series A and Series B Preferred Stock, which included J. Mack Robinson, Harriett J. Robinson and certain of their affiliates, exchanged all of the outstanding shares of each respective series, an aggregate fair value of approximately $8.6 million, for an equal number of shares of the Series C Preferred Stock. During 2003, Gray paid preferred stock dividends of approximately $688,000 to the affiliated holders of the Series C Preferred Stock.

     Gray obtains certain workers compensation insurance coverage from Georgia Casualty & Surety Co., which is a wholly-owned subsidiary of Atlantic American Corporation, a publicly traded company in which J. Mack Robinson and certain of his affiliates have a substantial ownership interest. During 2003, Gray paid $67,759 to Georgia Casualty for insurance premiums and related fees.

     Also see “Compensation Committee Interlocks and Insider Participation.”

Compliance with Section 16(a) of the Exchange Act

     Section 16(a) of the Exchange Act requires the directors, executive officers and persons who own more than 10 percent of a registered class of a company’s equity securities to file with the SEC initial reports of ownership (Form 3) and reports of changes in ownership (Forms 4 and 5) of such class of equity securities. Such officers, directors and greater than 10 percent shareholders of a company are required by SEC regulations to furnish the company with copies of all such Section 16(a) reports that they file.

     To our knowledge, based solely on our review of the copies of such reports furnished to us during the year ended December 31, 2003, all Section 16(a) filing requirements applicable to its officers, directors and 10 percent beneficial owners were met, except that each of our directors was late in filing a report on Form 4 relating to a grant of restricted stock, directors Hilton H. Howell, Jr., Robert S. Prather, Jr., Harriett J. Robinson and J. Mack Robinson each failed to timely report a transaction on Form 4 and director T.L. Elder failed to timely file a report on Form 3. In addition, officer Robert A. Beizer failed to timely report a transaction on Form 4 and officer Jackson S. Cowart failed to timely file a report on Form 3.

Stock Performance Graph

     The following graphs compare the cumulative total return of the Common Stock and the Class A Common Stock from December 31, 1998 to December 31, 2003 as compared to the stock market total return indexes for (1) The New York Stock Exchange Market Index and (2) The New York Stock Exchange Industry Index based upon the Television Broadcasting Stations Index on December 31, 1998.

     The graphs assume the investment of $100 in the Common Stock and the Class A Common Stock, the New York Stock Exchange Market Index and the NYSE Television Broadcasting Stations Index on December 31, 1998. Dividends are assumed to have been reinvested as paid.

COMMON STOCK

	12/31/1998	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003

Common Stock	100.00	99.20	108.68	77.32	73.06	114.07
TV broadcasting stations	100.00	175.06	138.92	135.44	111.16	147.68
NYSE market index	100.00	109.50	112.11	102.12	83.42	108.07

CLASS A COMMON STOCK

	12/31/1998	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003

Class A Common Stock	100.00	97.03	87.28	77.00	66.12	85.17
TV broadcasting stations	100.00	175.06	138.92	135.44	111.16	147.68
NYSE market index	100.00	109.50	112.11	102.12	83.42	108.07

Report of Audit Committee

     The Audit Committee of our board of directors is comprised of four directors who are independent and financially literate within the meaning of the NYSE listing standards regarding audit committees. In accordance with its written charter, which was approved and adopted in its current form by our board of directors in February 2004, the Audit Committee assists our board of directors in oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Gray. In addition, the Audit Committee has the authority to select our independent accountants. Gray’s Audit Committee Charter prohibits a member of the Audit Committee from serving on more than three public company audit committees.

     Management has primary responsibility for Gray’s financial statements and the overall reporting process, including Gray’s system of internal controls. PricewaterhouseCoopers LLP, our independent accountants, audits the annual consolidated financial statements prepared by management and expresses an opinion on whether those statements fairly present in all material respects our financial position, results of operations, and cash flows in conformity with accounting principles generally accepted in the United States of America. The Audit Committee has reviewed our audited consolidated financial statements for the year ended December 31, 2003 and discussed them with both management and PricewaterhouseCoopers LLP.

     The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, Communication with Audit Committees, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards No. 1, Independence Discussions with Audit Committees, issued by the Independence Standards Board, and has discussed with PricewaterhouseCoopers LLP its independence from Gray. In addition, the Audit Committee has considered whether the provision of the non-audit services provided by PricewaterhouseCoopers LLP is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

     Based upon this review, the Audit Committee recommended to the full board of directors that our audited consolidated financial statements be included in Gray’s Annual Report on Form 10-K for the year ended December 31, 2003 and filed with the SEC.

     Submitted by the Audit Committee of the Board of Directors

     Howell W. Newton, Chairman
     Richard L. Boger
     T. L. Elder
     William E. Mayher, III

     The foregoing report of the Audit Committee shall not be deemed to be incorporated by reference in any previous or future documents filed by Gray with the SEC under the Securities Act of 1933, as amended, or the Exchange Act, as amended, except to the extent that Gray specifically incorporates the report by reference in any such document.

Change in Certifying Accountant

     On January 2, 2002, Ernst & Young LLP was dismissed as Gray’s principal accountant. We retained PricewaterhouseCoopers LLP as Gray’s principal independent accountants, effective January 7, 2002. The decision to change accountants was recommended by the Audit Committee and approved by Gray’s board of directors.

     The audit reports of Ernst & Young LLP on our consolidated financial statements for the year ended December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

     During the year ended December 31, 2001, and through January 2, 2002, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosures or audit scope or procedure, which disagreements if not resolved to the satisfaction of Ernst & Young LLP would have caused them to make reference to the subject matter of the disagreement in their report on the consolidated financial statements for such year.

     During the year ended December 31, 2001 and through January 2, 2002, there have occurred none of the “reportable events” listed in Item 304(a)(1)(v) of Regulation S-K.

     Ernst & Young LLP was provided a copy of the above disclosures, also set forth in our current report on Form 8-K filed with the SEC on January 7, 2002, and was requested to furnish Gray with a letter addressed to the SEC stating whether it agreed with the above statements and, if not, stating the respects in which it did not agree. Ernst & Young’s letter concurring with the disclosures was filed as an exhibit to the Form 8-K.

     We engaged PricewaterhouseCoopers LLP as our new independent accountant as of January 7, 2002. During the years ended December 31, 2001 and 2000, and through January 7, 2002, we did not consult with PricewaterhouseCoopers LLP regarding any matters specified in Items 304(a)(2)(i) or (ii) of Regulation S-K.

     PricewaterhouseCoopers LLP audited our annual financial statements for the years ended December 31, 2003 and 2002 and we have selected PricewaterhouseCoopers LLP as our principal accountant to audit our financial statements for the year ending December 31, 2004. A representative of PricewaterhouseCoopers LLP is expected to be present at the 2004 Annual Meeting, will have the opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions.

Fees of PricewaterhouseCoopers LLP

     The Audit Committee has selected PricewaterhouseCoopers LLP, independent auditors, to serve as the Company’s principal accounting firm for the fiscal year ending December 31, 2004.

     The fees billed by PricewaterhouseCoopers LLP for 2003 and 2002 were as follows:

	2003	2002
Audit fees (1)	$428,000	$635,000
Audit related fees (2)	46,000	260,000
Tax fees (3)	174,000	0
All other fees	0	0

Total	$648,000	$895,000

(1)	Estimated fees for professional services in connection with the audit of our 2003 financial statements and actual fees billed for the audit of our 2002 financial statements. Includes quarterly reviews of our reports on Form 10-Q, reviews of registration statements on Form S-3 and Form S-4 and consultation concerning accounting issues discussed with the SEC.

(2)	Fees billed for audit and other services that are typically performed by auditors. For 2003, these fees were for audits of our employee benefit plans and for 2002 the fees were for due diligence work performed in regards to an acquisition completed in 2002.

(3)	Fees billed for the review of federal and state income tax returns and for consultations concerning income tax planning.

     In accordance with its written charter, the Audit Committee reviews and discusses with PricewaterhouseCoopers LLP on a periodic basis, any disclosed relationships or services that may impact the objectivity and independence of the auditor and approves all audit and permitted non-audit services (including the fees and terms thereof) to be performed for Gray by its independent auditor.

PROPOSAL TWO: APPROVAL OF THE AMENDMENT TO THE
GRAY TELEVISION, INC. 2002 LONG TERM INCENTIVE PLAN

     Our Board of Directors has approved and recommends that you improve an amendment to increase by 2,000,000 shares of Common Stock the number of shares of Common Stock reserved for issuance under the Gray Television, Inc. 2002 Long Term Incentive Plan. As originally approved by our shareholders in September 2002, a total of 2,801,370 shares of Common Stock were reserved for issuance under the plan. As of December 31, 2003, a total of 1,539,135 shares of Common Stock remained authorized for issuance. A copy of the 2002 Incentive Plan, reflecting the proposed amendment, is attached to this proxy statement as Appendix B.

     A summary of the 2002 Incentive Plan appears below. This summary is qualified in its entirety by reference to the full text of the 2002 Incentive Plan, as we propose to amend the plan.

     Gray’s board of directors unanimously recommends that you vote “FOR” approval of the amendment to the 2002 Incentive Plan to increase the number of shares of Common Stock reserved for issuance by 2,000,000 shares.

Summary of the 2002 Incentive Plan

     Administration. The 2002 Incentive Plan is administered by the 2002 Long Term Incentive Plan Committee (the “2002 Plan Committee”). Subject to any general guidelines established by Gray’s board, the determinations of the committee will be made in accordance with their judgment as to the best interest of Gray and its shareholders. Determinations, interpretations or other actions made or taken by the committee pursuant to the provisions of the 2002 Incentive Plan will be final and binding for all purposes and upon all participants.

     Purpose. The 2002 Incentive Plan is designed to encourage officers and key employees to achieve goals, which are mutually beneficial to Gray and the officer or employee, thereby strengthening their desire to remain with Gray, while simultaneously providing an incentive to work for the success of Gray.

     Number of Shares. As originally approved by our shareholders in September 2002, a total of 2,801,370 shares of Common Stock were reserved for issuance under the plan. As of December 31, 2003, a total of 1,539,135 shares of Common Stock remained available for issuance. As amended, the 2002 Incentive Plan would provide for the issuance of an additional 2,000,000 shares of Common Stock.

     Type of Awards. The 2002 Incentive Plan provides for the granting of incentive stock options, nonqualified stock options, restricted stock awards, stock appreciation rights (“SARs”) to officers and key employees of Gray and its subsidiaries to purchase Common Stock.

     Incentive Stock Options. The incentive stock options granted under the 2002 Incentive Plan may not be exercised earlier than six months and not later than 10 years from the date of grant. The purchase price per share of Common Stock purchasable under any incentive stock option may not be less than 100% of the fair market value of the shares on the date the option is granted. The aggregate fair market value of the stock which an incentive stock option is exercisable for the first time during any calendar year shall not exceed $100,000.

     Nonqualified Stock Options. The nonqualified stock options granted under the 2002 Incentive Plan may not be exercised earlier than six months and not later than 10 years from the date of grant. The purchase price per share of Common Stock purchasable under any nonqualified stock option is such price as is fixed by the 2002 Plan Committee. Unless and until the 2002 Plan Committee determines that a nonqualified stock option is not designed to comply with the performance-based exception under Section 162(m) of the Internal Revenue Code, the exercise price of a nonqualified stock option granted to a covered employee under Section 162(m) will not be less than 100% of the fair market value of the Common Stock on the date of grant. The 2002 Plan Committee has the right to determine at the time an option is granted whether shares issued upon exercise of a nonqualified stock option will be subject to restrictions, and if so, the nature of the restrictions.

     Stock Appreciation Rights. Upon the exercise of an SAR, the holder thereof will be entitled to receive the excess of the fair market value (calculated as of the exercise date) of a specified number of shares over the exercise price of the SAR. The exercise price (which may not be less than the fair market value of the shares on the date of grant) and other terms of the SAR will be determined by the 2002 Plan Committee. At the time of grant, the 2002 Plan Committee may establish a maximum amount per share which will be payable upon exercise of a SAR. Payment by Gray upon exercise of a SAR may be in cash or stock, or any combination thereof, as the 2002 Plan Committee determines. The following will apply upon the exercise of a SAR:

Exercise of SARs in Lieu of Exercise of Options. SARs exercisable in lieu of any related stock option may be exercised for all or part of the shares of stock for which its related option is then exercisable. Such number of shares equal to the number of SARs exercised will no longer be available for awards under the 2002 Incentive Plan, provided that if SARs are exercised for cash, shares of stock equal to the number of SARs exercised will be restored to the number of shares available for issuance under the 2002 Incentive Plan.

Exercise of SARs in Conjunction with Exercise of Options. SARs exercisable in conjunction with the exercise of stock options will be deemed to have been exercised upon the exercise of the related stock options, and shares of stock equal to the sum of the number of shares acquired by exercise of the stock option plus the number of SARs exercised will no longer be available for awards under the 2002 Incentive Plan, provided that if SARs are exercised for cash, shares of stock equal to the number of SARs exercised will be restored to the number of shares available for issuance under the 2002 Incentive Plan.

Exercise of SARs Upon Lapse of Options. SARs exercisable upon lapse of stock options will be deemed to have been exercised upon the lapse of the related stock options as to the number of shares of stock subject to the stock options. Shares of stock equal to the number of SARs needed to have been exercised will not be available again for awards under the 2002 Incentive Plan, provided that if SARs are exercised for cash, shares of stock equal to the number of SARs exercised will be restored to the number of shares available for issuance under the 2002 Incentive Plan.

Exercise of SARs Independent of Options. SARs exercisable independent of stock options may be exercised upon whatever terms and conditions the 2002 Plan Committee imposes upon the SARs, and shares of stock equal to the number of SARs exercised will no longer be available for awards under the 2002 Incentive Plan, provided that if SARs are exercised for cash, shares of stock equal to the number of SARs exercised will be restored to the number of shares available for issuance under the 2002 Incentive Plan.

     Restricted Stock. Restricted stock consists of stock issued or transferred under the 2002 Incentive Plan at any purchase price less than the fair market value thereof on the date of issuance or transfer, or as a bonus. Restricted stock awards may not be disposed of by the recipient until the restrictions established by the 2002 Plan Committee lapse, and in any event, such restricted stock may not be disposed of for not less than six months following the date of grant. Participants are entitled to all dividends paid with respect to restricted stock during the period which the sale of such stock is restricted and will not be required to return any such dividends to Gray in the event of the forfeiture of the restricted stock.

     Performance Awards. Performance awards consist of stock to be issued without payment therefor, if the performance goals established by the 2002 Plan Committee are achieved during the applicable performance period. The goals established by the 2002 Plan Committee may include return on average total capital employed, earnings per share, return on shareholders’ equity and, for a performance award that the 2002 Plan Committee determines will not be designed to comply with the performance-based exception under Section 162(m) of the Internal Revenue Code, such other goals as may be established by the 2002 Plan Committee. Actual payment of the performance award earned shall be in cash or in stock or in combination of both, in a single sum or in periodic installments, as determined by the 2002 Plan Committee. If the performance award includes stock, such stock may not be disposed of for six months from the date of issuance pursuant to such award. If the performance award is paid in cash instead of stock, the number of shares reserved for issuance under the 2002 Incentive Plan and in the form of restricted stock or performance awards will be reduced by the number of shares issued. The 2002 Plan Committee will certify in writing that any performance goals and any other material terms of a performance award have been achieved prior to the actual payment of the performance award.

     Adjustments and Amendments of the 2002 Incentive Plan. Adjustments in the 2002 Incentive Plan and in outstanding options will be made to reflect stock dividends, recapitalizations and similar events. The board of directors has the right to amend or terminate the 2002 Incentive Plan at any time; provided, however, that unless first duly approved by the holders of Gray common stock entitled to vote on such matter, no amendment or change may be made in the 2002 Incentive Plan: (1) increasing the total number of shares that may be issued under the 2002 Incentive Plan or increasing the amount of type of awards that may be granted under the 2002 Incentive Plan; (2) changing the minimum purchase price of shares of common stock which may be made subject to awards under the 2002 Incentive Plan; or (3) changing the eligibility requirements.

     The 2002 Incentive Plan will not be subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended. The 2002 Incentive Plan is not, nor is it intended to be, qualified under Section 401(a) of the Internal Revenue Code.

     Change in Control. The 2002 Incentive Plan provides that in the event of a change of control of Gray, outstanding awards shall become immediately and fully exercisable or payable according to the following terms:

•	Any outstanding and unexercised option shall become immediately and fully exercisable, and shall remain exercisable until it would otherwise expire by reason of lapse of time.

•	For six months and seven days following a change in control of Gray, a holder of an option, unless provided otherwise at the time of grant, shall have the option to receive in cash an amount equal to the amount by which the highest reported price per share of stock, on the date of exercise, shall exceed the base price per share of stock under the option multiplied by the number of shares granted under the option, for which this right has been exercised;

•	Any outstanding and unexercised SARs shall become exercisable as follows:

(1)	SARs exercisable in lieu of any related stock option or in conjunction with the exercise of stock options may be exercised for all or part of the shares of stock for which its related option is then exercisable in the same manner as prior to the change in control;

(2)	SARs exercisable independent of stock options shall be deemed to have been exercised if and when the participant advises the 2002 Plan Committee in writing that he or she elects to have options with respect to which the SAR was granted treated as lapsed and shall have been held for six months prior to exercise; and

(3)	SARs exercisable independent of stock options shall be exercisable immediately, without regard to limitations imposed in the 2002 Incentive Plan.

•	Any restricted stock shall become immediately and fully transferable. The 2002 Plan Committee shall have been deemed to waive any automatic forfeitures.

•	Any performance award, which has not expired, shall be deemed to have been earned on the assumption that all performance goals have been achieved.

•	A “change in control” is deemed to have occurred if (1) any person becomes the beneficial owner of 45% percent or more of the combined voting power of Gray’s then outstanding shares; (2) during any period of two consecutive years individuals who at the beginning of such period constitute the board cease for any reason to constitute at least a majority thereof, unless the election of such new directors was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (3) there is consummated any consolidation or acquisition in which Gray is not the continuing or surviving corporation or pursuant to which shares of Gray common stock are converted into cash, securities or other property; (4) there is consummated any consolidation or acquisition of Gray in which Gray is the continuing corporation in which the holders of Gray common stock immediately prior to the acquisition do not own 51% percent or more of the combined voting power of the surviving corporation immediately after the acquisition; (5) there is consummated any sale, lease, exchange or other transfer of substantially all of Gray’s assets; or (6) the shareholders of Gray approve any plan or proposal for the liquidation or dissolution of Gray.

Non-Assignability of Awards. No Award may be assigned or transferred by the recipient, except by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order, and are exercisable, during the participant’s lifetime, only by the participant.

     Certain Federal Income Tax Consequences. The following discussion is designed to provide a summary of the material tax consequences with respect to awards granted under the 2002 Incentive Plan as of the date of this proxy statement. In addition to the tax consequences described below, (1) officers and directors of Gray subject to Section 16(b) of the Exchange Act, may be subject to special rules regarding the income tax consequences concerning their incentive stock options; nonqualified stock options and restricted shares and (2) any entitlement to a tax deduction on the part of Gray is subject to the applicable Federal tax rules, including, those relating to the $1 million limitation on deductible compensation.

•	Incentive Stock Options. Certain options granted or that may be granted under the 2002 Incentive Plan will be incentive stock options as defined in the Internal Revenue Code, provided that such options satisfy the requirements under the Internal Revenue Code applicable to incentive stock options. In general, neither the grant nor the exercise of any incentive stock option will result in taxable income to the optionee or a deduction to Gray. The sale of Gray common stock received upon the exercise of an option which satisfies all the requirements of an incentive stock option, as well as the holding period requirement described below, will result in a long term capital gain or loss to the optionee equal to the difference between the amount realized on the sale and the option price and will not result in a tax deduction to Gray. The exercise of an incentive stock option may have implications in the computation of the optionee’s alternative minimum tax. To receive capital gain or loss treatment upon the disposition of Gray common stock acquired through exercise of an incentive stock option, the optionee must not dispose of the Gray common stock purchased pursuant to the exercise of an incentive stock option within two years after the option is granted and must hold such Gray common stock for at least one year after the transfer of such Gray common stock to the optionee.

•	If all requirements for incentive stock option treatment other than the holding period rules are satisfied, the recognition of income by the optionee is deferred until disposition of the Gray common stock, but, in general, any gain in an amount equal to the lesser of (1) the fair market value of the Gray common stock on the date of exercise minus the option price or (2) the amount realized on the disposition minus the option price is treated as ordinary income. Any remaining gain is treated as long-term or short-term capital gain depending on the optionee’s holding period for the stock that has been sold. Gray will generally be entitled to a deduction at that time equal to the amount of ordinary income realized by the optionee.

•	The 2002 Incentive Plan provides that an optionee may pay for Gray common stock received upon the exercise of an option (including an incentive stock option) with other shares of Gray common stock. In general, an optionee’s transfer of stock acquired pursuant to the exercise of an incentive stock option to acquire other stock in connection with the exercise of an incentive stock option may result in ordinary income if the transferred stock has not met the minimum statutory holding period necessary for favorable tax treatment as an incentive stock option. For example, if an optionee exercises an incentive stock option and uses the stock so acquired to exercise another incentive stock option within the two-year or one-year holding periods discussed above, the optionee may realize ordinary income under the rules summarized above.

•	Nonqualified Stock Option. An optionee will realize no taxable income upon the grant of a non-qualified stock option and Gray will not receive a deduction at the time of such grant unless the option has a readily ascertainable fair market value (as determined under applicable tax law) at the time of grant. Upon exercise of a non-qualified stock option, the optionee generally will realize ordinary income in an amount equal to the excess of the fair market value of the Gray common stock on the date of exercise over the exercise price. Upon a subsequent sale of the Gray common stock by the optionee, the optionee will recognize short-term or long-term capital gain or loss depending upon his or her holding period for the Gray common stock. Gray will generally be allowed a deduction equal to the amount recognized by the optionee as ordinary income.

•	SARs. Generally, no Federal income tax consequences are incurred by Gray or the holder at the time a SAR is granted pursuant to the 2002 Incentive Plan. However, upon the exercise of a SAR, the holder will generally realize ordinary income for Federal income tax purposes equal to the amount of cash of the value of property received by him or her. Gray generally will be entitled at such time to a deduction for Federal income tax purposes in the same amount realized as ordinary income. If a holder of a SAR receives Gray common stock upon the exercise of such right and subsequently disposes of such Gray common stock, any gain or loss realized upon the sale will be either long-term or short-term capital gain or loss, depending on the holder’s holding period for the Gray common stock that has been sold.

•	Restricted Stock Awards. The Federal income tax consequences of a restricted stock award granted under the 2002 Incentive Plan will depend, in large measure, on the restriction placed on the stock. In general, if the stock is “not transferable” and subject to a “substantial risk of forfeiture,” as described above, then, unless the recipient makes an 83(b) election, he or she will recognize ordinary income equal to the fair market value of the stock in the year the stock is either transferable or not subject to a substantial risk of forfeiture over the price, if any, paid for the stock. If the recipient makes an 83(b) election, he or she will recognize ordinary income equal to the fair market value of the stock at the time of the award over the price, if any, paid for the stock. Any gain or loss on a subsequent sale of the stock will be his or her long-term or short-term capital gain or loss depending on the recipient’s holding period for the stock. Gray will generally be entitled to a deduction equal to the amount of ordinary income recognized by the recipient.

Additional Information Regarding New Plan Benefits

     Future awards under the 2002 Incentive Plan are based upon the discretion of the Management Personnel Committee and Gray’s performance. Accordingly, future awards under the 2002 Incentive Plan are not determinable at this time. Reference is made to the sections captioned “Summary Compensation Table,” “Stock Options Granted in 2003” and “Stock Option Exercises” of this proxy statement for detailed information on stock incentive awards and exercises of such awards by certain executive officers under the 1992 Incentive Plan and 2002 Incentive Plan during the three most recent fiscal years.

Market Price of the Common Stock

     As of April 16, 2004, the market value per share of the Common Stock (which underlies options granted under the 2002 Incentive Plan) was $15.37, equal to the closing price of the Common Stock as reported by the NYSE.

Equity Compensation Plan Information

     The following table gives information about the Common Stock and Class A Common Stock that may be issued upon the exercise of options, warrants and rights under all existing equity compensation plans as of December 31, 2003.

Equity Compensation Plan Information

			Number of securities remaining
	Number of securities to be	Weighted-average	available for future issuance
	issued upon exercise of	exercise price of	under equity compensation
	outstanding options,	outstanding options,	plans (excluding securities
Plan Category	warrants and rights	warrants and rights	reflected in 1st column)
Common
Equity compensation plans approved by security holders (1)	2,164,615	$10.49	1,539,135
Equity compensation plans not approved by security holders(2)	80,000	$10.75	-0-

Total	2,244,615		1,539,135

Class A Common
Equity compensation plans approved by security holders (3)	19,337	$17.81	1,350
Equity compensation plans not approved by security holders	-0-	$-0-	-0-

Total	19,337		1,350

(1)	Includes securities available for future issuance under the 2002 Incentive Plan.

(2)	On September 21, 2000, we issued to Hilton H. Howell, Jr., a director and Vice Chairman of Gray, an option to purchase 80,000 shares of the Common Stock at an exercise price of $10.75, which represented the fair market value of the Common Stock on the date of grant. The option became exercisable in equal 50% annual increments on the first and second anniversaries of date of grant. The option expires on September 20, 2005.

(3)	Includes securities available for future issuance under the 2002 Incentive Plan.

PROPOSAL THREE: AMENDMENT TO
GRAY’S ARTICLES OF INCORPORATION
TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK
FROM 50,000,000 AUTHORIZED SHARES TO 100,000,000 AUTHORIZED SHARES

     The Board of Directors has declared advisable and directed that there be submitted to the shareholders at the 2004 Annual Meeting a proposed amendment to Article 4 of Gray’s Restated Articles of Incorporation that would increase the number of authorized shares of Common Stock from 50,000,000 authorized shares of Common Stock to 100,000,000 authorized shares of Common Stock.

Purpose of and Effects of the Proposed Amendment

     Gray’s Restated Articles of Incorporation authorize the issuance of up to 50,000,000 shares of Common Stock, 15,000,000 shares of Class A Common Stock and 20,000,000 shares of Preferred Stock. As of the close of business on March 30, 2004 there were 44,178,936 shares of Common Stock issued and outstanding and Gray held 11,750 shares of Common Stock as treasury shares. After giving effect to the shares that are outstanding, reserved for issuance upon conversion of Gray’s Series C Preferred Stock and reserved for future issuance under Gray’s employee benefit plans, management believes that the amount of available shares of Common Stock is not sufficient to meet Gray’s future needs. Approval of this proposal to increase the number of authorized shares of Common Stock to 100,000,000 authorized shares should provide Gray with sufficient Common Stock to meet its needs for the foreseeable future.

     The principal purpose of the proposed amendment is to increase the number of shares of Common Stock available for possible future financing transactions, stock dividends or distributions, stock splits in the form of stock dividends, employee and officer compensation plans and other general corporate purposes. In addition, from time to time, Gray engages in discussions concerning possible acquisitions that could involve the issuance of securities by Gray. Favorable market conditions, changes in Gray’s financial condition or other circumstances could result in a determination by Gray to issue additional shares of Common Stock or other securities convertible into shares of Common Stock.

     In addition, if approved, the increased number of authorized shares of Common Stock will be available for issuance from time to time for such purposes and considerations as the Board of Directors may approve. No further vote of shareholders of Gray will be required for the issuance of these shares of Common Stock, except as provided under the rules of any national securities exchange or automated quotation system on which the Common Stock of Gray may be listed or quoted. The NYSE rules require that we seek shareholder approval prior to an issuance of Common Stock that would exceed 20% of the then outstanding shares of Common Stock and prior to certain issuances to our directors and executive officers or through equity compensation plans. The availability of additional shares for issuance, without the delay and expense of obtaining the approval of shareholders at a special meeting, will afford Gray greater flexibility in acting upon proposed transactions. The additional shares of Common Stock would be identical in terms to the shares of Common Stock currently authorized under Gray’s Restated Articles of Incorporation. Holders of Common Stock do not have preemptive rights to purchase shares of Common Stock.

     Depending on the consideration per share received by Gray for any subsequent issuance of shares of Common Stock, such issuance could have a dilutive effect on those shareholders who paid a higher consideration per share for their Common Stock. Also, future issuances will increase the number of outstanding shares of Common Stock, thereby decreasing the percentage ownership in Gray (for voting, distributions and all other purposes) represented by existing shares of Common Stock. The availability for issuance of the additional shares of Common Stock and issuance thereof may be viewed as having the effect of discouraging an unsolicited attempt by another person or entity to acquire control of Gray.

     The amended Restated Articles of Incorporation, assuming approval by our shareholders at the 2004 Annual Meeting, will be filed with the Secretary of State of Georgia as soon as practicable after the date of the 2004 Annual Meeting. Without any further action on the part of our shareholders, the amendment will become effective on the date of such filing.

     Our Board of Directors unanimously recommends that you vote “FOR” approval of the proposal to amend Gray’s Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 authorized shares to 100,000,000 authorized shares.

OTHER MATTERS

     Our board of directors knows of no other matters to be brought before the 2004 Annual Meeting. However, if any other matters are properly brought before the 2004 Annual Meeting, it is the intention of the named proxies in the accompanying proxy to vote in accordance with their judgment on such matters.

SHAREHOLDER PROPOSALS FOR INCLUSION
IN NEXT YEAR’S PROXY STATEMENT

     Proposals of shareholders intended to be presented at Gray’s 2005 Annual Meeting of Shareholders must be received at our principal executive offices by December 24, 2004, in order to be eligible for inclusion in our proxy statement and form of proxy for that meeting.

OTHER SHAREHOLDER PROPOSALS FOR PRESENTATION
AT NEXT YEAR’S ANNUAL MEETING

     For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2005 Annual Meeting of Shareholders, management will be able to vote proxies in its discretion if we: (1) receive notice of the proposal before the close of business on March 9, 2005 and advise shareholders in the 2005 proxy statement about the nature of the matter and how management intends to vote on such matter; or (2) do not receive notice of the proposal prior to the close of business on March 9, 2005. Notices of intention to present proposals at the 2005 Annual Meeting of Shareholders should be addressed to Gray Television, Inc., Robert A. Beizer, Secretary, 1750 K Street, NW, Suite 1200, Washington, DC, 20006.

AVAILABILITY OF FORM 10-K

     Gray will provide to any shareholder, without charge, upon written request, a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the SEC. Such requests should be addressed to Gray Television, Inc., P.O. Box 1867, Albany, Georgia 31702-1867, Attention: Investor Relations. Gray’s Annual Report on Form 10-K is available online at www.graytvinc.com.

HOUSEHOLDING

     As permitted under the Exchange Act, only one copy of this proxy statement is being delivered to shareholders residing at the same address, unless such shareholders have notified Gray of their desire to receive multiple copies of this proxy statement. Gray will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Gray Television, Inc., P.O. Box 1867, Albany, Georgia 31702-1867, Attention: Investor Relations. Shareholders residing at the same address and currently receiving only one copy of the proxy statement may contact Investor Relations at the address above to request multiple copies of the proxy statement in the future. Shareholders residing at the same address and currently receiving multiple copies of the proxy statement may contact Investor Relations at the address above to request that only a single copy of the proxy statement by mailed in the future.

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

I. Purpose

The purpose of the Audit Committee of Gray Television, Inc. (the “Company”) shall be to assist the Board of Directors (the “Board”) in its oversight of:

•	The integrity of the Company’s financial statements;

•	The Company’s compliance with legal and regulatory requirements;

•	The independent auditor’s qualifications and independence; and

•	The performance of the Company’s internal audit function and independent auditor.

However, the Committee’s function is one of oversight only and shall not relieve the Company’s management of its responsibilities for preparing financial statements which accurately and fairly present the Company’s financial results and condition, or the responsibilities of the independent auditors relative to the audit or review of financial statements.

II. Structure and Operations

Composition and Qualifications

The Audit Committee shall be comprised of at least three directors designated by the Board, each of whom shall meet the independence and qualification requirements of the New York Stock Exchange (the “NYSE”), Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission (the “SEC”). The Audit Committee shall also disclose, in accordance with applicable regulatory requirements, whether any member of the Audit Committee is a “financial expert” as defined by the SEC. No member of the Audit Committee shall serve on more than three public company audit committees.

Appointment and Removal

The members of the Audit Committee shall be designated by the Board annually and each member shall serve until such member’s successor is duly designated or until such member’s earlier resignation or removal. Any member of the Audit Committee may be removed, with or without cause, by a majority vote of the Board.

Unless a Chairperson is designated by the full Board, the members of the Audit Committee shall designate a Chairperson by majority vote of the full Audit Committee membership. The Chairperson will chair all sessions of the Audit Committee and set the agenda for Audit Committee meetings.

III. Meetings

The Audit Committee shall ordinarily meet at least four times annually, or more frequently as circumstances dictate. Any member of the Audit Committee may call meetings of the Audit Committee. The Audit Committee shall periodically meet separately with each of management, the head of the internal auditing department and the independent auditor to discuss any matters that should be discussed privately. In addition, the Committee will meet at any time that the independent auditors believe communications to the Committee is required.

Any director of the Company who is not a member of the Audit Committee may attend meetings of the Audit Committee; provided, however, that any director who is not a member of the Audit Committee may not vote on any matter coming before the Audit Committee for a vote. The Audit Committee also may invite to its meetings any member of management of the Company and such other persons as it deems appropriate in order to carry out its responsibilities. The Audit Committee may meet in executive session, as the Audit Committee deems necessary or appropriate.

IV. Responsibilities and Duties

The following functions shall be common recurring activities of the Audit Committee in carrying out its purpose set forth in Section I of this Charter. These functions should serve as a guide with the understanding that the Audit Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Audit Committee shall also carryout any other responsibilities and duties delegated to it by the Board from time to time related to the purpose of the Audit Committee outlined in Section I of this Charter.

The Audit Committee, in discharging its oversight role, is empowered to study or investigate any matter of interest or concern within the purpose of the Audit Committee that the Audit Committee deems appropriate or necessary. The Audit Committee shall have the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties, and the Company shall provide for appropriate funding, as determined by the Audit Committee for the payment of (a) compensation to the independent auditor(s) engaged for the purpose of preparing or issuing the audit report or performing other audit, review or attest services for the Company, (b) compensation to any independent advisors employed by the Audit Committee and (c) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

To fulfill its responsibilities and duties, the Audit Committee shall:

Financial Reporting

(1)	Review and discuss with management and the independent auditor the annual and quarterly financial statements, including the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

(2)	Review and discuss the Company’s earnings, press releases and financial information and earnings guidance provided to analysts and rating agencies.

(3)	Review all of the following issues with the independent auditors which shall be the responsibility of the independent auditors to bring to the attention of the audit committee: (i) all critical accounting policies and practices to be used; (ii) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (iii) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

(4)	Review with management and the independent auditor: (i) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material deficiencies; (ii) analyses prepared by management and the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of alternative GAAP methods on the financial statements; (iii) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; (iv) the type and presentation of information to be included in earnings press releases; and (v) any financial information and earnings guidance provided to analysts and rating agencies.

(5)	Review disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer regarding: (i) any significant deficiencies in the design or operation of internal controls of the Company which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) any fraud, material or otherwise, that involves management or other.

(6)	Review with the independent auditor any problems or difficulties encountered during the course of the review or audit, including any restrictions on the scope or work or access to required information and management’s response.

The Independent Auditor

(1)	The Audit Committee shall have the sole responsibility for the appointment, compensation, retention and oversight of the work of the independent auditor. The Audit Committee shall review the performance of the independent auditor periodically and make determinations regarding the appointment or termination of the independent auditor. The independent auditor shall report directly to the Audit Committee.

(2)	At least annually, obtain and review a report by the independent auditor describing: the independent auditing firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and all relationships between the independent auditor and the Company.

(3)	Oversee the independence of the auditor by:

•	Reviewing and discussing with the independent auditor on a periodic basis, any disclosed relationships or services that may impact the objectivity and independence of the auditor and pre-approving all audit and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to and in accordance with Section 10A(i)(1)(B) of the Exchange Act and the Audit Committee’s pre-approval policy, as it may be amended from time to time.

•	Review hiring policies for employees or former employees of the independent auditor.

•	Obtain on an annual basis a formal written statement from the independent auditors delineating all relationships between the auditors and the Company consistent with Independent Standards Board Standard No. 1, and review and discuss with the auditors all significant relationships the auditors have with the Company which may affect the auditors’ independence. The Audit Committee is responsible for ensuring the independence of the independent auditors.

Ethical and Legal Compliance/General

(1)	Monitor and oversee the Company’s legal compliance programs and code of business conduct and ethics and obtain regular updates from the Office of General Counsel regarding any legal or regulatory matter that could have a significant impact on the financial statements.

(2)	Establish procedures for the receipt, retention and treatment of complaints and concerns received by the Company regarding accounting, internal accounting controls, or auditing or related matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

(3)	Review, at least annually, policies with respect to risk assessment and risk management, including major financial risk exposures and the steps management has taken to monitor and control such exposures.

(4)	Review and approve in advance any proposed “related party” transactions required to be disclosed pursuant to Item 404 of Regulation S-K.

Reports

(1)	Prepare the report of the Audit Committee to be included in the Company’s annual proxy statement.

(2)	Report regularly to the Board (i) following meetings of the Audit Committee, (ii) with respect to such other matters as are relevant to the Audit Committee’s discharge of its responsibilities, (iii) with respect to such recommendations as the Audit Committee may deem appropriate, and (iv) the Audit Committee’s conclusions with respect to the independent auditor. The report to the Board may take the form of an oral report by the Chair or any other member of the Audit Committee designated by the Audit Committee to make such report.

(3)	Maintain minutes and other records of meetings and activities of the Audit Committee, as appropriate under applicable law and submit a copy of the minutes of the Audit Committee meetings to the full board.

V. Annual Performance Evaluation

The Audit Committee shall perform a review and evaluation, at least annually, of the performance of the Audit Committee. In addition, the Audit Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Management Personnel Committee in its capacity as the Nominating and Corporate Governance Committee any improvements to this Charter that the Audit Committee considers necessary or appropriate. The Audit Committee shall conduct such evaluation and reviews in such manner as it deems appropriate.

APPENDIX B

2002 LONG TERM INCENTIVE PLAN

Section 1. Establishment and Purpose.

     Gray Television, Inc., a Georgia corporation (the “Company”), hereby establishes this long term incentive plan to be named the Gray Television, Inc. 2002 Long Term Incentive Plan for certain employees of the Company and its subsidiaries. The purpose of this Plan is to encourage certain employees of the Company, and of such subsidiaries of the Company as the committee administering the Plan designates, to acquire Common Stock of the Company or to receive monetary payments based on the value of such stock or based upon achieving certain goals on a basis mutually advantageous to such employees and the Company and thus provide an incentive for continuation of the efforts of employees for the success of the Company and for continuity of employment.

Section 2. Definitions.

     Whenever used herein, the following terms shall have the respective meanings set forth below:

(a)	Act means the Securities Exchange Act of 1934, as amended from time to time.

(b)	Award means any Option, Stock Appreciation Right, Restricted Stock, or Performance Award granted under the Plan.

(c)	Base Price means, in the case of an Option or a Stock Appreciation Right, a price fixed by the Committee at which the Option or the Stock Appreciation Right may be exercised, which in the case of an Incentive Stock Option or a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant of such option or right. Unless and until the Committee determines that an Award shall not be designed to comply with the Performance Based Exception, the Base Price for a Nonqualified Stock Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant of such Option.

(d)	Board means the Board of Directors of the Company.

(e)	Change of Control is defined in Section 14.

(f)	Code means the Internal Revenue Code of 1986, as amended and in effect from time to time.

(g)	Committee means a committee or subcommittee of the Board that shall administer the Plan, which committee or subcommittee shall consist of no fewer than two members, each of whom shall be a “nonemployee director” within the meaning of Rule 16b-3 (or any successor rule or regulation) promulgated under the Act, and an “outside director” within the meaning of Section 162(m)(4)(C)(i) of the Code.

(h)	Covered Employee means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of “covered employees,” as defined in the regulations promulgated under Section 162(m) of the Code, or any successor statute.

(i)	Disability means permanent and total disability as defined in Section 22(e)(3) of the Code, as determined by the Committee in good faith, upon receipt of and in reliance on sufficient competent medical advice.

(j)	Employee means a salaried employee (including officers and directors who are also employees) of any member of the Group.

(k)	Fair Market Value means, for any particular date, (i) for any period during which the Stock shall not be listed for trading on a national securities exchange, but when prices for the Stock shall be reported by the National Market System of the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), the last transaction price per share as quoted by National Market System of NASDAQ, (ii) for any period during which the Stock shall not be listed for trading on a national securities exchange or its price reported by the National Market System of NASDAQ, but when prices for the Stock shall be reported by NASDAQ, the closing bid price as reported by the NASDAQ, (iii) for any period during which the Stock shall be listed for trading on a national securities exchange, the closing price per share of stock on such exchange as of the close of such trading day or (iv) the market price per share of Stock as determined by a nationally recognized investment banking firm selected by the Board of Directors in the event neither (i), (ii) or (iii) above shall be applicable. If Market Price is to be determined as of a day when the securities markets are not open, the Market Price on that day shall be the Market Price on the preceding day when the markets were open.

(l)	Group means the Company and every Subsidiary of the Company.

(m)	Option means the right to purchase Stock at the Base Price for a specified period of time. For purposes of the Plan, an Option may be an “Incentive Stock Option” within the meaning of Section 422 of the Code, a “Nonqualified Stock Option,” or any other type of stock option encompassed by the Code.

(n)	Participant means any Employee designated by the Committee to participate in the Plan.

(o)	Performance Award means a right to receive a payment equal to the value of a unit or other measure as determined by the Committee based on performance during a Performance Period.

(p)	Performance-Based Exception means the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code.

(q)	Performance Period means a period of not more than ten years established by the Committee during which certain performance goals set by the Committee are to be met.

(r)	Period of Restriction means the period during which a grant of shares of Restricted Stock is restricted pursuant to Section 11 of the Plan.

(s)	Reporting Person means a person subject to Section 16 of the Act.

(t)	Restricted Stock means Stock granted pursuant to Section 11 of the Plan, but a share of such Stock shall cease to be Restricted Stock when the conditions to and limitations on transferability under Section 11 have been satisfied or have expired, respectively.

(u)	Retirement (including Normal, Early, and Disability Retirement) means termination of employment with eligibility for normal, early or disability retirement benefits under the terms of the Gray Communications Systems, Inc. Pension Plan, as amended and in effect at the time of such termination of employment.

(v)	Stock means the authorized and unissued shares of the Company’s Class A Common Stock and Common Stock or shares of the Company’s Class A Common Stock or Common Stock held in its treasury.

(w)	Stock Appreciation Right or SAR means the right to receive a payment from the Company equal to the excess of the Fair Market Value of a share of Stock at the date of exercise over the Base Price. In the case of a Stock Appreciation Right which is granted in conjunction with an Option, the Base Price shall be the Option exercise price.

(x)	Subsidiary means a subsidiary corporation as defined in Section 425 of the Code.

(y)	Window Period means the third to the twelfth business day following the release for publication of the Company’s quarterly or annual earnings report.

Section 3. Administration.

     The Plan will be administered by the Committee. The determinations of the Committee shall be made in accordance with their judgment as to the best interests of the Company and its shareholders and in accordance with the purpose of the Plan. A majority of members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, by a writing signed by a majority of the Committee members. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever.

Section 4. Shares Reserved Under the Plan.

     There is hereby reserved for issuance under the Plan an aggregate of 4,801,370 shares of the Company’s Common Stock.. The above amounts include 801,370 shares of the Company’s Common Stock that were available for issuance under the 1992 Long Term Incentive Plan (“1992 Plan”) and were transferred from the 1992 Plan to this Plan.

     Stock underlying outstanding Options or Performance Awards will be counted against the Plan maximum while such Options or Performance Awards are outstanding. Shares underlying expired, canceled or forfeited Awards (except Restricted Stock) may be added back to the Plan maximum. When the exercise price of an Option is paid by delivery of shares of Stock, the number of shares available for issuance under the Plan shall continue to be reduced by the gross (rather than the net) number of shares issued pursuant to such exercise, regardless of the number of shares surrendered in payment. Restricted Stock issued pursuant to the Plan will be counted against the Plan maximum while outstanding even while subject to restrictions.

     Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to comply with the Performance-Based Exception, the following rules shall apply to grants of such Awards under the Plan:

(a)	Stock Options: The maximum aggregate number of shares of Stock that may be granted in the form of Options, pursuant to any Award granted in any one fiscal year to any one single Participant shall be 200,000 shares.

(b)	SARs: The maximum aggregate number of shares of Stock that may be granted in the form of

Stock Appreciation Rights, pursuant to any Award granted in any one fiscal year to any one single Participant shall be 200,000 shares.

(c)	Performance Awards: The maximum aggregate payout (determined as of the end of the applicable performance period) with respect to Awards of Performance Shares granted in any one fiscal year to any one Participant shall be $500,000 or 200,000 shares.

     If any Award is cancelled (or is amended in a way that is treated as a cancellation), the shares related to the cancelled Award shall count against the above maximum limitations for the applicable fiscal year.

Section 5. Participants.

     Participants will consist of such officers and key Employees of the Company or any designated subsidiary as the Committee in its sole discretion determines have a major impact on the success and future growth and profitability of the Company. Designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year or to receive the same type or amount of Award as granted to the Participant in any other year or as granted to any other Participant in any year. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards. Only key Employees may be granted Incentive Stock Options under the Plan.

Section 6. Types of Awards.

     The following Awards may be granted under the Plan: (a) Incentive Stock Options; (b) Nonqualified Stock Options; (c) Stock Appreciation Rights; (d) Restricted Stock; and (e) Performance Awards; all as described below. Except as specifically limited herein, the Committee shall have complete discretion in determining the type and number of Awards to be granted to any Participant, and the terms and conditions which attach to each Award, which terms and conditions need not be uniform as between different participants. All Awards shall be in writing.

Section 7. Date of Granting Awards.

     All Awards granted under the Plan shall be granted as of an Award Date. Promptly after each Award Date, the Company shall notify the Participant of the grant of the Award, and shall hand deliver or mail to the Participant an Award Agreement, duly executed by and on behalf of the Company, with the request that the Participant execute and return the Award Agreement within thirty days after the date of mailing or delivery by the Company of the Award Agreement to the Participant. If the Participant shall fail to execute and return the written Award Agreement within said thirty day period, his or her Award shall be automatically terminated, except that if the Participant dies within said thirty day period such Award Agreement shall be effective notwithstanding the fact that it has not been signed prior to death.

Section 8. Incentive Stock Options.

     Incentive Stock Options shall consist of options to purchase shares of Stock at purchase prices not less than 100% of the Fair Market Value of the shares on the date the Option is granted. Said purchase price may be paid by check or, in the discretion of the Committee, by the delivery of shares of Stock then owned by the Participant. Incentive Stock Options will be exercisable not earlier than six months and not later than ten years after the date they are granted and, except as provided below, will terminate not later than three months after termination of employment for any reason other than death or disability. In the event termination of employment occurs as a result of death or Disability, such an option will be exercisable for 12 months after such termination. If the optionee dies within 12 months after termination of employment by reason of Disability, then the period of exercise following death shall be the remainder of the 12-month period, or three months, whichever is longer. If the optionee dies within three months after termination of employment for any other reason, then the period of exercise following death shall be three months. However, in no event shall any Incentive Stock Option be exercised more than ten years after its grant. Leaves of absence granted by the Company for military service, illness, and transfers of employment between the Company and any subsidiary thereof shall not constitute termination of employment. The aggregate Fair Market Value (determined as of the time an Option is granted) of the stock with respect to which an Incentive Stock Option is exercisable for the first time during any calendar year (under all option plans of the Company and its subsidiary corporations) shall not exceed $100,000 per participant.

Section 9. Nonqualified Stock Options.

     Nonqualified Stock Options shall consist of nonqualified options to purchase shares of Stock at purchase prices determined by the Committee. The purchase price may be paid by check or, in the discretion of the Committee, by the delivery of shares of Stock then owned by the Participant. Nonqualified Stock Options will be exercisable not earlier than six months and not later than ten years after the date they are granted, and will terminate not later than three months after termination of employment for any reason other than death, Retirement or Disability. In the event termination of employment occurs as a result of death, Retirement or Disability, such an Option will be exercisable for 12 months after such termination. If the optionee dies within 12 months after termination of employment by Retirement or Disability, then the period of exercise following death shall be three months. However, in no event shall any Option be exercised more than ten years after its grant. Leaves of absence granted by the Company for military service, illness, and transfers of employment between the Company and any subsidiary thereof shall not constitute termination of employment. The Committee shall have the right to determine at the time the Option is granted whether shares issued upon exercise of a Nonqualified Stock Option shall be subject to restrictions, and if so, the nature of the restrictions. Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to comply with the Performance Based Exception, the purchase price of the Stock shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant of the Option.

Section 10. Stock Appreciation Rights.

     Stock Appreciation Rights may be granted which, at the discretion of the Committee, may be exercised (1) in lieu of exercise of an Option, (2) in conjunction with the exercise of an Option, (3) upon lapse of an Option, (4) independent of an Option, or (5) each of the above in connection with a previously awarded Option under the Plan. SARs issued to Reporting Persons shall be held for at least six months prior to exercise. If the Option referred to in (1), (2) or (3) above qualified as an Incentive Stock Option pursuant to Section 422 of the Code, the related SAR shall comply with the applicable provisions of the Code and the regulations issued thereunder. At the time of grant, the Committee may establish, in its sole discretion, a maximum amount per share which will be payable upon exercise of a SAR, and may impose such conditions on exercise of a SAR (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Rule 16b-3 (or any successor rule), under the Act. At the discretion of the Committee, payment for SARs may be made in cash or Stock, or in a combination thereof, provided, however, that payment may be made in cash for SARs exercised by Reporting Persons only upon the condition that such exercise is made during the Window Period. The following will apply upon exercise of an SAR:

(a)	Exercise of SARs in Lieu of Exercise of Options. SARs exercisable in lieu of Options may be exercised for all or part of the shares of Stock subject to the related Option upon the exercise of the right to exercise an equivalent number of Options. A SAR may be exercised only with respect to the shares of Stock for which its related Option is then exercisable. Upon exercise of a SAR in lieu of exercise of an Option, shares of Stock equal to the number of SARs exercised shall no longer be available for Awards under the Plan, provided that if SARs are exercised for cash, shares of stock equal to the number of SARs exercised shall be restored to the number of shares available for issuance under the Plan.

(b)	Exercise of SARs in Conjunction with Exercise of Options. SARs exercisable in conjunction with the exercise of Options shall be deemed to be exercised upon the exercise of the related Options, and shares of Stock equal to the sum of the number of shares acquired by exercise of the Option plus the number of SARs exercised shall no longer be available for Awards under the Plan, provided that if SARs are exercised for cash, shares of Stock equal to the number of SARs exercised shall be restored to the number of shares available for issuance under the Plan.

(c)	Exercise of SARs Upon Lapse of Options. SARs exercisable upon lapse of Options shall be deemed to have been exercised upon the lapse of the related Options as to the number of shares of Stock subject to the Options. Shares of Stock equal to the number of SARs deemed to have been exercised shall not be available again for Awards under the Plan, provided that if SARs are exercised for cash, shares of Stock equal to the number of SARs exercised shall be restored to the number of shares available for issuance under the Plan.

(d)	Exercise of SARs Independent of Options. SARs exercisable independent of Options may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs, and shares of Stock equal to the number of SARs exercised shall no longer be available for Awards under the Plan, provided that if SARs are exercised for cash, shares of stock equal to the number of SARs exercised shall be restored to the number of shares available for issuance under the Plan.

Section 11. Restricted Stock.

     Restricted Stock shall consist of Stock issued or transferred under the Plan (other than upon exercise of Options or as Performance Awards) at any purchase price less than the Fair Market Value thereof on the date of issuance or transfer, or as a bonus. In the case of any Restricted Stock:

(a)	The purchase price, if any, will be determined by the Committee.

(b)	Restricted Stock may be subject to (i) restrictions on the sale or other disposition thereof, provided, however, that Restricted Stock granted to a Reporting Person shall, in addition to any other restrictions thereon, not be sold or disposed of for not less than six (6) months following the date of grant; (ii) rights of the Company to reacquire such Restricted Stock at the purchase price, if any, originally paid therefor upon termination of the employee’s employment within specified periods, (iii) representation by the employee that he or she intends to acquire Restricted Stock for investment and not for resale, and (iv) such other restrictions, conditions and terms as the Committee deems appropriate.

(c)	The Participant shall be entitled to all dividends paid with respect to Restricted Stock during the Period of Restriction and shall not be required to return any such dividends to the Company in the event of the forfeiture of the Restricted Stock.

(d)	The Participant shall be entitled to vote the Restricted Stock during the Period of Restriction.

(e)	The Committee shall determine whether Restricted Stock is to be delivered to the Participant with an appropriate legend imprinted on the certificate or if the shares are to be deposited in escrow pending removal of the restrictions.

Section 12. Performance Awards.

     Performance Awards shall consist of Stock, stock units or a combination thereof, to be issued without any payment therefor, in the event that certain performance goals established by the Committee are achieved during the Performance Period. The goals established by the Committee may include return on average total capital employed, earnings per share, return on shareholders’ equity and, for a Performance Award that the Committee determines shall not be designed to comply with the Performance Based Exception, such other goals as may be established by the Committee. Unless and until the Committee determines that a Performance Award to a Covered Employee shall not be designed to comply with the Performance-Based Exception, any performance goal related to a Performance Award must be established in writing by the Committee at a time when the outcome of the performance goal is substantially uncertain and not later than the earlier of (1) 90 days after the commencement of the period of service to which the performance goal relates or (2) 25 percent of the period of service to which the performance goal relates has elapsed. In the event the minimum corporate goal is not achieved at the conclusion of the Performance Period, no payment shall be made to the Participant. Actual payment of the Performance Award earned shall be in cash or in Stock or in a combination of both, in a single sum or in periodic installments, all as the Committee in its sole discretion determines. If Stock is used, the Participant shall not have the right to vote and receive dividends until the goals are achieved and the actual shares are issued. In the event a Reporting Person received a Performance Award which includes Stock, such stock shall not be sold or disposed of for six (6) months following the date of issuance pursuant to such award. In the event a Performance Award is paid in cash instead of Stock, the number of shares reserved for issuance hereunder and the number of shares which may be granted in the form of Restricted Stock or Performance Awards shall be reduced as if shares had been issued. The Committee shall certify in writing that any performance goals and any other material terms of a Performance Award have been achieved prior to the actual payment of the Performance Award.

Section 13. Adjustment Provisions.

(a)	If the Company shall at any time change the number of issued shares of Stock without new consideration to the Company (such as by stock dividends or stock splits), the total number of shares reserved for issuance under this Plan, the number of shares which may be granted in the form of Restricted Stock or Performance Awards, the maximum number of shares available to a particular Participant, and the number of shares covered by each outstanding Award, shall be adjusted so that the aggregate consideration payable to the Company, if any, and the value of each such Award shall not be changed. Awards may also contain provisions for their continuation or for other equitable adjustments after changes in the Stock resulting from reorganization, sale, merger, consolidation, issuance of stock rights or warrants, or similar occurrence.

(b)	Notwithstanding any other provision of this Plan, and without affecting the number of shares reserved or available hereunder, the Board of Directors may authorize the equitable adjustment of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

Section 14. Change of Control.

     Notwithstanding any other provision of this Plan, if the terms of an agreement under which the Committee has granted an Award under this Plan shall so provide, upon a Change of Control outstanding Awards shall become immediately and fully exercisable or payable according to the following terms:

(a)	Any outstanding and unexercised Option shall become immediately and fully exercisable, and shall remain exercisable until it would otherwise expire by reason of lapse of time.

(b)	During the six month and seven day period from and after a Change of Control (the “Exercise

Period”), unless the Committee shall determine otherwise at the time of grant, a Participant shall have the right, in lieu of the payment of the Base Price of the shares of Stock being purchased under an Option and by giving notice to the Committee, to elect (within the Exercise Period and, in the case of Reporting Persons, only within a Window Period within such Exercise Period) in lieu of exercise thereof, provided that if such Option is held by a Reporting Person more than six (6) months have elapsed from the grant thereof to surrender all or part of the Option to the Company and to receive in cash within 30 days of such notice, an amount equal to the amount by which the Change in Control Price per share of Stock on the date of such elections shall exceed the Base Price per share of Stock under the Option multiplied by the number of shares of Stock granted under the Option as to which the right granted under this subsection 14(b) shall have been exercised. Change in Control Price shall mean the higher of (i) (A) for any period during which the Stock shall not be listed for trading on a national securities exchange, but when prices for the Stock shall be reported by the National Market System of NASDAQ, the highest price per share as quoted by National Market System of Nasdaq Market, (B) for any period during which the Stock shall not be listed for trading on a national securities exchange or its price reported by the National Market System of NASDAQ, but when prices for the Stock shall be reported by NASDAQ, the highest average of the high bid and low asked prices as reported by the NASDAQ, (C) for any period during which the Stock shall be listed for trading on a national securities exchange, the highest closing price per share of Stock on such exchange as of the close of such trading day or (D) the highest market price per share of Stock as determined by a nationally recognized investment banking firm selected by the Board of Directors in the event neither (A), (B) or (C) above shall be applicable, in each case during the 60 day period prior to and ending on the date of the Change of Control, or (ii) if the Change of Control is the result of a transaction or series of transactions described in subsections 14(f)(i) or (iii) hereof, the highest price per share of the Stock paid in such transaction or series of transaction (which in the case of paragraph (i) shall be the highest price per share of the Stock as reflected in a Schedule 13D by the person having made the acquisition); provided, however, that with respect to any Incentive Stock Option, the Change of Control Price shall not exceed the market price of a share of Stock (to the extent required pursuant to Section 422 of the Internal Revenue Code of 1986, as amended) on the date of surrender thereof.

(c)	Any outstanding and unexercised Stock Appreciation Rights (other than such rights which arise pursuant to subsection 14(b) hereof) shall become exercisable as follows:

(i)	Any SAR described in subsections 10(a) or (b) shall continue to be treated as provided in those subsections, except that SARs exercised by Reporting Persons for cash shall be exercised only during a Window Period, and shall have been held for six months prior to exercise.

(ii)	Any SAR described in subsection 10(c) shall be deemed to have been exercised if and when the Participant advises the Committee in writing that he or she elects to have Options with respect to which the SAR was granted treated as having lapsed, except that SARs exercised by Reporting Persons for cash shall be exercised only during a Window Period, and shall have been held for six months prior to exercise.

(iii)	Any SAR described in Subsection 10(d) shall be exercisable immediately, without regard to limitations imposed; upon such exercise which are related to the passage of time, except that SARs exercised by Reporting Persons for cash shall be exercised only during a Window Period, and shall have been held for six months prior to exercise.

(d)	Any Restricted Stock granted pursuant to Section 11 shall become immediately and fully transferable, and the Committee shall be deemed to have exercised its discretion to waive any automatic forfeitures provided with respect to such Restricted Stock. Any shares held in escrow shall be delivered to the Participant, and the share certificates shall not contain the legend specified by subsection 11(e). Reporting Persons shall not dispose of any Restricted Stock until six (6) months following the date of grant of such Restricted Stock.

(e)	Any Performance Award granted pursuant to Section 12 which has not expired or been forfeited shall be deemed to have been earned on the assumption that all performance goals have been achieved to the fullest extent scheduled in the Award. All payment shall be made promptly in a lump sum, notwithstanding any other provision for installment or deferred payment prescribed in the Award.

(f)	For purposes of this Plan, a “Change of Control” shall occur if (i) any Person (other than the Company) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company which represent forty five percent (45%) or more of the combined voting power of the Company’s then outstanding securities; (ii) during any period of two (2) consecutive years individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election, by the Company’s shareholders, of each new director is approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period but excluding any individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; (iii) there is consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s Stock are converted into cash, securities, or other property, other than a merger of the Company in which the holders of the Company’s Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; (iv) there is consummated any consolidation or merger of the Company in which the Company is the continuing or surviving corporation in which the holders of the Company’s Stock immediately prior to the merger do not own fifty one percent (51%) or more of the combined voting power of the surviving corporation immediately after the merger; (v) there is consummated any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (vi) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.

Section 15. Nontransferability.

     Each Award granted under the Plan to a Participant shall not be transferable otherwise than by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order (as defined in Section 206(d)(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules promulgated thereunder), and shall be exercisable, during the Participant’s lifetime, only by the Participant. In the event of the death of a Participant, exercise of payment shall be made only:

(a)	By or to the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant’s rights under the Award shall pass by will or the laws of descent and distribution; and

(b)	To the extent that the deceased Participant was entitled thereto at the date of his death, provided, however, that any otherwise applicable six-month holding period shall not be required for exercise by or payment to an executor or administrator of the estate of a deceased Reporting Person.

Section 16. Taxes.

     The Company shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan after giving the person entitled to receive such payment or delivery notice as far in advance as practicable, and the Company may defer making payment or delivery as to any Award if any such tax is payable until indemnified to its satisfaction. The person entitled to any such delivery may, by notice to the Company at the time the requirement for such delivery is first established, elect to have such withholding satisfied by a reduction of the number of shares otherwise so deliverable (a “Stock Withholding Election”), such reduction to be calculated based on a closing market price on the date of such notice. Reporting Persons may make a Stock Withholding Election either (i) during a Window Period, as to an Option or SAR exercise during such Window Period, or (ii) six months in advance of an Option or SAR exercise, which exercise need not occur during a Window Period, and which election may not be suspended or revoked except by another such election which shall not become effective until six months after it is made.

Section 17. No Right to Employment

     A Participant’s right, if any, to continue to serve the Company and its subsidiaries as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan.

     No Award shall be granted more than ten years after the effective date of this Plan; provided, however, that the terms and conditions applicable to any Award granted within such period may thereafter be amended or modified by mutual agreement between the Company and the Participant or such other person as may then have an interest therein. Also, by mutual agreement between the Company and a Participant hereunder, Options or other Awards may be granted to such Participant in substitution and exchange for, and in cancellation of, any Awards previously granted such Participant under this Plan. To the extent that any Options or other Awards which may be granted within the terms of the Plan would qualify under present or future laws for tax treatment that is beneficial to a recipient, then any such beneficial treatment shall be considered within the intent, purpose and operational purview of the Plan and the discretion of the Committee and to the extent that any such Options or other Awards would so qualify within the terms of the Plan, the Committee shall have full and complete authority to grant Options or other Awards that so qualify (including the authority to grant, simultaneously or otherwise, Options or other Awards which do not so qualify) and to prescribe the terms and conditions (which need not be identical as among recipients) in respect to the grant or exercise of any such Option or other Awards under the Plan. The Board of Directors may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this paragraph shall reduce the amount of any existing Award or change the terms and conditions thereof without the Participant’s consent. No amendment of the Plan, shall, without approval of the shareholders of the Company (a) increase the total number of shares which may be issued under the Plan or increase the amount of type of Awards that may be granted under the Plan; (b) change the minimum purchase price, if any, of shares of Stock which may be made subject to Awards under the Plan; or (c) modify the requirements as to eligibility for Awards under the Plan.

Section 18. Shareholder Approval.

     The Plan shall be effective on July 1, 2002, and shall be submitted for approval by the shareholders of the Company at the Annual Meeting of Shareholders in 2002. If the shareholders do not approve the Plan, it, and any action taken hereunder, shall be void and of no effect.

Section 19. Governing Law.

     Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of Georgia, without reference to the principles of conflicts of law.

GRAY TELEVISION, INC.
PROXY FOR 2004 ANNUAL MEETING OF SHAREHOLDERS

This Proxy is Solicited on Behalf of the Board of Directors of Gray Television, Inc.

     The undersigned shareholder hereby appoints William E. Mayher, III and J. Mack Robinson, and each of them or either one of them, with full power to appoint his substitute, attorneys and proxies to represent the undersigned shareholder and to vote and act with respect to all shares of Common Stock, no par value per share, and Class A Common Stock, no par value per share, of Gray Television, Inc. (“Gray”), held of record by the undersigned on March 30, 2004, at the Annual Meeting of Shareholders of Gray to be held on May 26, 2004 at 9:30 a.m., at The Peachtree Insurance Center, The Executive Board Room, 5th Floor, 4370 Peachtree Road, N.E., Atlanta, Georgia 30319 and at any adjournment or postponement of that meeting.

     IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATIONS ARE MADE, THE SHARES WILL BE VOTED FOR EACH OF THE PROPOSALS IN THIS PROXY. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER, INCLUDING SUBSTITUTION OF DIRECTOR NOMINEES, WHICH MAY COME BEFORE THE MEETING.

(Continued and to be signed, on the reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

—FOLD AND DETACH HERE—

Dear Shareholder:

     Gray Television, Inc. encourages you to take advantage of convenient ways by which you can vote your shares. You can vote your shares electronically through the Internet or the telephone. This eliminates the need to return the proxy card.

     To vote your shares electronically you must use the control number. The control number is the series of numbers printed in the box on the bottom right corner of the other side of this card. This control number must be used to access the system.

     1. To vote over the Internet:

–	Log on to the Internet and go to the website http://www.eproxy.com/gtn.

     2. To vote over the telephone:

–	On a touch-tone telephone call 1-800-435-6710, 24 hours a day, 7 days a week.

     Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

     If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

Please mark here for address change ☐ or comments SEE REVERSE SIDE.

THE BOARD OF DIRECTORS OF GRAY UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” THE FOLLOWING PROPOSALS:

1.	The proposal to elect the ten directors named below (the “Nominees”), to serve as members of Gray’s Board of Directors, to serve until the next Annual Meeting of Shareholders of Gray and until their successors are duly elected and qualified.

Nominees:
01.	J. Mack Robinson	02.	Robert S. Prather, Jr.	03.	Hilton H. Howell, Jr.
04.	William E. Mayher, III	05.	Richard L. Boger	06.	Ray M. Deaver
07.	T.L. Elder	08.	Howell W. Newton	09.	Hugh E. Norton
10.	Harriett J. Robinson

☐	FOR all Nominees listed above (except as marked to the contrary below)	☐	Withhold Authority to vote for all Nominees listed above

Instructions: To withhold authority to vote for any individual Nominee, write that Nominee’s name in the following space provided:

2.	The proposal to approve the amendment to the Gray Television, Inc. 2002 Long Term Incentive Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 2,000,000 shares;

☐ FOR       ☐ AGAINST       ☐ ABSTAIN

3.	The proposal to approve the amendment to Gray’s Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 authorized shares to 100,000,000 authorized shares; and

☐ FOR       ☐ AGAINST       ☐ ABSTAIN

4.	In their discretion, the Proxies are authorized to vote upon such of the matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

DATED:

Signature

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
PROMPTLY USING THE ENCLOSED ENVELOPE	Signature (if held jointly)

     This Proxy revokes all prior proxies with respect to the Annual Meeting and may be revoked prior to its exercise. No proposal above is conditioned on or related to any other proposal.

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. IF SIGNED FOR ESTATES, TRUSTS OR CORPORATIONS, TITLE OR CAPACITY SHOULD BE STATED. IF SHARES ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER.

*FOLD AND DETACH HERE*

VOTE BY INTERNET OR TELEPHONE OR MAIL
24 HOURS A DAY, 7 DAYS A WEEK

Internet and telephone voting is available through 11:59 p.m. Eastern Time the day prior to annual meeting day.

     YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

INTERNET
HTTP://WWW.EPROXY.COM/GTN

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

OR

TELEPHONE
1-800-435-6710

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

OR

MAIL

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.